Exhibit 99.2

Public Release
March 2023

AGBA Group Holding Limited
(NASDAQ: AGBA)

Business Highlights
and
Management Discussion

March 2023

Public Release
March 2023

About this Presentation

In this presentation, the “Group”, “we”, “us” and “our” mean AGBA Group Holding Limited (the “Group” or “AGBA”) and its subsidiaries. All amounts are in U.S. dollars unless otherwise indicated. The information contained herein does not purport to contain all of the information about the Group or AGBA. AGBA or its respective affiliates or representatives does not make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation.

Forward Looking Statements

This presentation contains forward-looking statements with respect to the Group. These forward-looking statements, by their nature, require the Group to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, including without limitation the successful and timely completion and the commercialization of the products referred to herein. Forward-looking statements are not guarantees of performance. These forward-looking statements, including financial outlooks and strategies or deliverables stated herein, may involve, but are not limited to, comments with respect to the Group’s business or financial objectives, its strategies or future actions, its projections, targets, expectations for financial condition or outlook for operations. Words such as “may”, “will”, “would”, “could”, “expect”, “believe”, “plan”, “anticipate”, “intend”, “estimate”, “continue”, or the negative or comparable terminology, as well as terms usually used in the future and conditional, are intended to identify forward-looking statements. Information contained in forward-looking statements is based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including perceptions of historical trends, current conditions and expected future developments, as well as other considerations that are believed to be appropriate in the circumstances. These assumptions are considered to be reasonable based on currently available information, but the reader is cautioned that these assumptions regarding future events, many of which are beyond its control, may ultimately prove to be incorrect since they are subject to risks and uncertainties that affect the Group and its business.

The forward-looking information set forth therein reflects expectations as of the date hereof and is subject to change thereafter. The Group disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Undue reliance should not be placed on forward-looking statements. The forward-looking statements contained in this presentation are expressly qualified by this cautionary statement. This presentation is not intended to form the basis of any investment decision and there can be no assurance that any transaction will be undertaken or completed in whole or in part. The delivery of this presentation shall not be taken as any form of commitment on the part of the Group or its shareholders to proceed with any transaction, and no offers will subject the Group or its shareholders to any contractual obligations before definitive documentation has been executed.

This presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of AGBA, the Group, or any of their respective affiliates.

This presentation includes certain financial measures not presented in accordance with GAAP including, but not limited to, Adjusted EBITDA. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Group’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Group’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Group believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Group’s financial condition and results of operations. The Group believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Group’s financial measures with other similar companies. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Industry and Market Data

In this Presentation, AGBA relies on and refers to certain information and statistics obtained from third-party sources which they believe to be reliable. AGBA has not independently verified the accuracy or completeness of any such third-party information. Some data is also based on the good faith estimates of the Company which are derived from their respective reviews of internal sources as well as the independent sources described above. This Presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with Company.

Public Release
March 2023

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact: Ms. Bethany Lai ir@agba.com +852 5529 4500	Social Media Channels:

Public Release
March 2023

Section 1

Executive Summary

Public Release
March 2023

Section 1: Executive Summary

Company Background

AGBA Group Holding Limited (the “‘Company” or “Group”) is a leading ‘health and wealth management’ institution in Hong Kong servicing over 400,000 individual and corporate customers.

Established in 1993, the company became a publicly listed company on NASDAQ in November 2022. In 2019, the current management of the Group started implementing a strategy to separate its legacy broker-dealer business into a platform business and a distribution business. Substantial investments have been made to build out the historic capability of the Group to offer a wide range of products and services, and create a tech-driven, high-margin platform business servicing a variety of distribution channels. At the same time, the distribution business was strengthened by developing and adding new internal and external channels to the Group’s existing market-leading independent advisor presence. A relentless program of upgrading and expansion in both the distribution and platform business has been implemented over the last two years, with capital expenditure exceeding US$200m.

The Group has advanced its market leadership not only in financial services, but also in its healthcare business. There are substantial synergies between these two businesses, they are to be unlocked and further market share is to be captured. Health and wealth are the very definition of happiness in Chinese society.

Finally, the Group is an established operator and successful investor in the FinTech industry. It has carefully built out investment positions in FinTech, WealthTech and HealthTech businesses, applying lessons learned to the Group’s own distribution, platform and healthcare businesses.

With its unique collection of businesses, AGBA’s management team believes that it has achieved an ideal balance of investment and technology-based growth supported by consistent cashflows from its traditional businesses. AGBA has a balanced blend of market-leading and developing businesses, of a large captive customer base and new products, and of services and distribution channels.

The Group now comprises of four market-leading businesses:

1.	Platform Business: The Group operates as a “financial supermarket” offering over 1,800 financial products to a large universe of retail and corporate customers.

2.	Distribution Business: The Group’s powerful financial advisor business is the largest in the market, it engages in the personal financial advisory (“IFA”) business (including advising and sales of a full range of financial services products including long-term life insurance, savings and mortgages), with additional internal and external channels being developed and added.

3.	Healthcare Business: The Group is a minority investor in, and operates, one of the largest healthcare management organizations in the Hong Kong and Macau region, with over 800 doctors in its network. Established in 1979, this business offers the Group vast untapped opportunities for cross-selling and operating leverage.

4.	Fintech Business: The Group has an ensemble of leading FinTech assets and businesses in Europe and Hong Kong. In addition to financial gains, the Group also derives substantial knowledge transfers from its investee companies, supporting the development and growth of the Group’s new business models.

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March 2023

The Group’s business is highly complex and specialized. The performance of the Group depends highly on having a capable team running the business, creating and capturing new opportunities and minimizing risks. The Group has successfully built a top-notch executive team and workforce with experienced professionals.

To capture post-COVID, China-reopening opportunities, the Group targets to grow its workforce (corporate staff and distribution combined) from the current 2,600 to 3,000 by the end of 2023 to support its business expansion in Hong Kong and the Greater Bay Area (“GBA”).

Leveraging on knowledge transfers from the Group’s successful FinTech investments, the Group’s technology team is building a pipeline of proprietary technologies and products across the Group’s health and wealth businesses.

All of the Company’s financial services and healthcare businesses are regulated and must comply with the strictest risk control and regulatory standards. The Group takes pride that it has operated with excellent track records in regulatory compliance – a significant barrier for new entrants.

Market Opportunity and Company Strategy

The Group’s overall strategy rests on its market leadership in capturing opportunities from two of the most important elements of life in Chinese society: Wealth and Health.

Both market studies as well as the Group’s empirical experience have shown this consumer truth: maintaining health and wealth is the top consumer concern.

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March 2023

However, the pursuit of wealth has often come at the cost of health, even if health and wealth is the very definition of happiness in a Chinese society.

The #1 pain point of Chinese consumers therefore is: balancing increasing longevity with wealth. The population of aged 65+ will double in the next 10 years, driving unprecedented demand for “wealth and health” offerings.

The Group is well-placed and well-equipped to serve this growing consumer need. The Group is the only enterprise in the Greater Bay Area that truly has the full range of operations and capabilities in wealth and health.

AGBA: A Publicly Listed Company on NASDAQ

AGBA Group Holding Limited went public in November 2022 through a business combination with a SPAC – it is traded on NASDAQ under the ticker symbol “AGBA.”

The Management expects the Company to maintain its high-growth momentum – leveraging on its market leadership in the significant market potential of the Greater Bay Area region with the tailwind of China’s reopening.

Corporate video can be found at: https://youtu.be/-LmjXxOw0e8
TV commercials can be found at: https://youtube.com/@agbagroup

Public Release
March 2023

AGBA Group is a unique business, combining a number of inter-related, synergistic business models. There are no direct comparable companies publicly traded in the US, Europe or Asia-Pacific region.

We track the list of comparable companies below. While these companies are different from AGBA Group, their business models contain elements that are similar to parts of what we do. Also, some of them operate in similar business environments as us.

We break these comparable companies down seven different categories:

●	Insurance Brokerage

●	Digital Insurers

●	Wealth Distribution

●	Wealth Tech

●	Healthcare Services

●	China FinTech

●	China Financial Services

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March 2023

Section 2

Key Investment Highlights

Public Release
March 2023

Section 2: Key Investment Highlights

AGBA Group’s market leadership enables it to create shareholder value from:

1.	Growing its established businesses.

2.	Pursuing opportunities in the Guangdong-Hong Kong-Macao Greater Bay Area (“Greater Bay Area” or “GBA”).

3.	Expanding within and beyond conventional clienteles / sectors.

4.	Capturing operational and financial benefits of FinTech investments.

The key investment highlights in relation to the Group can be summarized below:

1.	Well-positioned for robust immediate and long-term growth in three Hong Kong core industries

2.	Immediate access to GBA integration and expansion opportunities

3.	Leverage increasing trend towards independent distribution channels and platforms

4.	Only business combining market leading health and wealth services in the GBA

5.	In wealth, rapidly growing well-established and new distribution channels ...

6.	… combined with the power of a unique platform

7.	In health, opportunity to unlock potential of a leading Hong Kong healthcare franchise

8.	Potential financial and operational upside from collection of high profile FinTech investments

9.	Unrealized Value

1.	Participate in robust immediate and long-term growth in three Hong Kong core industries.

The Group’s key businesses operate in (1) life insurance, (2) asset and wealth management and (3) healthcare industries in Hong Kong.

All three industries are expected to experience strong immediate growth as the broader economy rebounds from the impact of the recent COVID-19 pandemic. In life insurance, near-term growth will be boosted by pent-up demand and heightened risk awareness. In healthcare, there is similar pent-up/catch-up demand from procedures delayed during COVID-19, with an expected associated increase in spending driving immediate growth. In asset and wealth management, the pandemic has driven increased digitalization rates that have opened up new customer segments through the creation of new products and distribution channels.

In the long run, a number of structural drivers will drive growth in the Group’s key industries in Hong Kong for the next decade and beyond. Such drivers include an ageing population (and associated needs for protection, savings, and increased healthcare spending) and increasing customer needs for more sophisticated health and wealth products and services on the demand side. Given the lack of integrated and holistic health and wealth distribution channels providing such products on the supply side, there is substantial opportunity for the Group to capitalize on these long-term growth trends.

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March 2023

2.	Immediate access to GBA integration and expansion opportunities.

Hong Kong’s planned integration into the Greater Bay Area will dramatically enlarge the potential customer base for many Hong Kong companies and will drive growth in the long term. The demand by Mainland China customers for Hong Kong life insurance, asset management and healthcare products is strong, given the wide range and high quality of products and services currently available in Hong Kong.

However, many opportunities associated with the GBA integration may take a long time to materialize, as policy-driven integration proceeds at a relatively slow rate accompanied by many regulatory restrictions for banks and insurance companies. But, as independent distribution channels and platforms, many of the Group’s businesses do not have to wait for formal policy initiatives to capitalize on Mainland Chinese customers’ demand for Hong Kong financial products and services.

The Group is already one of the best positioned financial service providers to meet the demands of Mainland China customers. In life insurance, the Group has extensive track records in servicing a large Mainland China customer base and this market is expected to grow exponentially once the borders between Hong Kong and China are re-opened. The Group can leverage its experience in the life insurance to expand its service offerings in the asset and wealth management and healthcare business.

3.	Leverage increasing trend towards independent distribution channels and platforms.

In life insurance, as well as asset and wealth management, customers around the globe are increasingly demanding personalized, independent financial advice. This is similarly the case in Hong Kong, as evidenced by the continued growth of the broker channel in the life insurance industry in Hong Kong.

The Group is capitalizing on this trend by expanding and growing its existing internal independent distribution channels. The Group already has the largest independent financial advisory distribution channel in Hong Kong. Alongside the IFA distribution channel, the Group is building additional distribution channels to focus on the needs of specific customer segments (HNWI, mass affluent, younger customer segments, etc.).

The Group will also capitalize on the need for personalized and independent financial advices by opening up its internal platform infrastructure to external distribution partners, allowing them to remain independent, while providing them with the products and operational and technological capabilities needed to become world-class independent service providers.

4.	Only business combining market leading health and wealth services in the GBA.

The Group is the only independent service provider that incorporates leading health and wealth businesses in one platform. The Group comprises the largest independent financial advisory business in Hong Kong, the largest independent platform connecting providers of financial services with internal and external distribution channels, as well as one of the largest healthcare services providers in Hong Kong.

Through its leading health and wealth businesses, the Group has established a large and attractive customer base in Hong Kong and Mainland China, with a huge potential for further integration and cross-selling of financial and non-financial products and services.

5.	In wealth, rapidly growing well-established and new distribution channels ...

On the wealth side of the business, the Group comprises two high-growth, inter-connected businesses. After a multi-year transformation process, the wealth business was separated into the Distribution Business and the Platform Business.

The Distribution Business is anchored by the Group’s Independent Financial Advisory Business, which has been a market leader for decades, and has one of the largest and most productive salesforces in Hong Kong. Alongside the continued growth in size and productivity of its market leading IFA distribution channel, additional growth in the Distribution Business has come from the formation of a number of additional distribution channels leveraging different combinations of sales representatives, products, and customer segments.

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March 2023

6.	… combined with the power of a unique platform.

The Platform Business provides an unrivaled range of financial and non-financial services from leading global product providers through a state-of-the-art operational and technological infrastructure. Over the years, the Group has developed a comprehensive supporting infrastructure, and a sizeable internal customer base was leveraged primarily by the Group’s primary internal IFA distribution channels.

Going forward, the Group will derive additional growth from “monetizing its platform” by opening it up to newly formed internal distribution channels, as well as external distribution partners that are incapable of comprehensively serving the customer needs, but want to continue preserving their independence. Such distribution partners can be smaller banks, other brokers or other financial institutions.

7.	In health, opportunity to unlock potential of a leading Hong Kong healthcare franchise.

The Group’s Healthcare Business was developed over a period of more than 40 years. During this time, the Group built up a market leading medical network and deeply entrenched corporate relationships, both of which are very difficult to replicate.

Integrated more closely into the Group and under a new brand and new leadership, the Healthcare Business is uniquely positioned to expand its existing footprint by way of organic growth, as well as acquisitions of smaller franchises that will likely be squeezed out of the market over time.

8.	Potential financial and operational upside from collection of high profile FinTech investments.

Following the successful monetization of the Group’s investment into Nutmeg at a sizeable gain, the remainder of the Group’s FinTech investment portfolio includes businesses that have recently seen major capital contributions from its largest shareholders. All investee companies have large addressable markets, ambitious strategic plans and are driven by capably management teams. All investee companies are either profitable or have established a clear path to near-term profitability.

The Group does not only intend to make financial gains from its FinTech Business, but also derive substantial knowledge transfers from its investee companies, supporting the development and growth of the Group’s new business models.

9.	Unrealized value.

The Group has a unique blend of investment-driven growth and stable cash-flows, existing market-leading businesses and emerging business, captive customers in traditional industries and tech-enabled new products and services, flexibility and scale. After the fundamental transformation of the Group’s legacy business, the Group is now ready for multi-year sustained and profitable growth.

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March 2023

Section 3

Industry Overview

Public Release
March 2023

Section 3: Industry Overview

Introduction: Industry of “Wealth and Health”

AGBA Group is active in and exposed to the largest slice of the economy in the Greater Bay Area: Financial Services and Healthcare.

This section will focus on reviewing these three key industries ((a) life insurance, (b) wealth management, and (c) healthcare) and their growth drivers. The section will primarily focus on Hong Kong and conclude with (d) a review of opportunities in the Greater Bay Area.

A.	Hong Kong Life Insurance

Overview of Hong Kong Life Insurance Market

A.1 Market size

Hong Kong has a mature and growing life insurance market. Combining life and general insurance, Hong Kong ranks among the top 15 insurance markets in the world with total premiums of US$ 72 billion in 2021.

Exhibit 1: Top 20 Global Insurance Markets by Premium Volume (2021)

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March 2023

In 2021, Hong Kong life insurance industry generated about US$ 66.3 billion in office premium1.

Exhibit 2: Office Premiums for in-force long-term business (US$ bn)

Source: Insurance Authority

The Hong Kong life insurance industry has shown material growth in the last decade, with in-force premiums growing at a CAGR of about 10% since 2012. This robust growth is expected to continue for the next decade, with industry estimates of 10-11% annual growth for the next decade.

As of September 2022, there were about 15.2 million in-force life insurance policies in Hong Kong. There were 53 long term (life) insurers operating in Hong Kong with over 129,000 licensed insurance intermediaries.

A.2 New business

While the in-force policies continued to grow during the COVID-19 pandemic years, the generation of new life insurance policies in Hong Kong was affected. In 2020, ANP2 premiums for individual life new business decreased by 22.7%, largely attributable to an 84% drop in Mainland China Visitors (“MCV”). New business stabilized somewhat in 2021, but 2022 again was a challenging year. Overall, new business remained about 40-45% below the peak years of 2016-2019.

[1]	Office premium is defined by the Hong Kong insurance authority as 100% of premiums paid during the year for single premium policies plus the annualized amount of premiums paid for renewal business.
[2]	ANP, or annualized net premiums, is defined by the Insurance Authority as the sum of 10% of single premium plus 100% of regular premiums.

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March 2023

Exhibit 3: ANP New Business Life Insurance (US$ bn)

Source: Insurance Authority

In a typical year, about 1.3 million new life insurance policies are issued. During 2020 and 2021, only about 1 million policies were issued, the shortfall mostly explained by the lack of MCV policies. Based on Q3 2022 data, it looks like 2022 will see a further slide down to about 800 thousand policies.

This translates into substantial pent-up from MCV once border re-opens.

A.3 Products

The most popular life insurance products sold in Hong Kong are whole life and endowment, making up about 70-80% of total premium.

Exhibit 4: Office Premiums In-force Life Insurance By Category (%)

Source: Insurance Authority

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March 2023

Most of the whole life products are structured as participating savings products, with a minimal protection component. This type of participating savings products constitutes around 60% of overall insurance outstanding. Typical features of the most popular whole-life participating products are:

●	Savings component: long-term capital growth through non-guaranteed terminal dividend.

●	Protection component: guaranteed death benefits defined as a percentage (100-105%) range of account value or premiums paid.

●	Cash value may be accessed after a defined period of time.

●	Death benefits may be paid out or passed on to survivors.

●	Often single premium, with a minimum in the US$ 10,000 range.

A.4 Distribution

The key distribution channels in Hong Kong are bancassurance, insurance agencies and insurance brokers.

Banks have been the dominant insurance distribution channel over the past 10 years, capturing over half of the new business premium. Due to their extensive branch networks, Hong Kong banks are well positioned to offer a wide array of life insurance product as part of their wealth management services.

The market share of tied agent networks (belong to life insurance companies) has been in decline in Hong Kong in recent years, while the broker channel has grown steadily. Both agents and brokers are now responsible for generating close to 20% of new business ANP. The broker channel been responsible for much of the new business growth over the last 10 years, growing at a CAGR of about 4% since 2013.

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March 2023

Exhibit 5: ANP New Business Life Insurance By Channel (%)

Source: Insurance Authority

A.5 Market concentration

Hong Kong life insurance market is highly concentrated. The top 10 life insurance companies take up 88% of new premiums, with the top 3 providers (HSBC Life, Bank of China Life and China life) being responsible for 50% of new premium in Q3 2022.

Exhibit 6: ANP New Business Life Insurance (Q3 2022)

Source: Insurance Authority

As a well-developed market, many of the major global life insurance companies have a presence in Hong Kong. In addition, there are a number of local and Mainland providers that take up substantial market share.

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March 2023

A.6 Broker distribution channel

As of February 2023, there were 819 licensed insurance broker companies in Hong Kong with about 11 thousand brokers. The top 20 brokers typically are responsible for about half of insurance brokerage income.

In 2021, brokers in Hong Kong generated about US$ 1.7 billion of new business premium. Annualizing the first three quarters of 2022, this amount decreased to about US$ 1.4 billion. While the amount decreased, the relative decline (about 21%) was more modest than for other distribution channels of life insurance products in 2022.

While the broker channel in Hong Kong has consistently grown (since 2012, new business premiums in the broker channel have doubled in size), similar to other channels, the broker channel is still recovering from the recent COVID-19 pandemic. At its peak, Hong Kong brokers generated US$ 2.8 billion of new business (compared to the US$ 1.4 billion generated in 2022 on an annualized basis).

Brokers generate close to 20% of life insurance new business premiums, but their market share of the number of new policies is substantially lower. For instance, in 2021, brokers generated only 5% of that year’s new policies, or about 57 thousand new policies out of a total of 1.1 million new policies. This indicates that brokers tend to concentrate on larger average ticket size life insurance products: while the overall market’s average new business premium size was about US$ 10,000 during 2021, for brokers, the average new business premium size was three times higher at about US$ 30,000.

Growth Drivers of Hong Kong Life Insurance Market

Hong Kong life insurance is expected to continue to grow at a robust rate, driven primarily by higher risk awareness (COVID-19), an ageing population, considerable protection gap, and digitalization.

●	Higher Risk Awareness and Health Consciousness

●	The COVID-19 pandemic has been a major catalyst for heightened awareness of health, mortality and financial concerns among consumers. In both life and health business lines, the pandemic shock has boosted risk awareness and perceptions of insurance to mitigate unpredictable life events.

●	As a result, more people have purchased new policies following the outbreak of COVID-19, and they are more engaged with relevant distribution channels.

●	In the Asia Pacific region, many people feel under-insured, despite most owning medical and life insurance. Some 30‒40% of respondents in a recent SwissRe survey purchased additional life and health insurance during the crisis, and 25%‒50% still intend to purchase new policies. 13% in the advanced markets, said they had purchased at least one new insurance policy.

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March 2023

●	Ageing Population

●	Higher life expectancy and an increase in the number of the centenarian population promoted the development of and demand for long-term annuities in Hong Kong. Currently, about 18% of Hong Kong’s population is above 65 years of age. This percentage is expected to increase to about 33% by 2040, as life expectancy increases from 82 to 88 (men) and from 88 to 94 (women).

●	Several new (voluntary) health insurance schemes have been developed to help Hong Kong population deal with these challenges. This results in improved products taken up by a previously under-penetrated market segment (Voluntary Health Insurance Scheme (“VHIS”) products and Qualified Deferred Annuity Plan (“QDAP”) for retirement.

●	Mortality Protection Gap

●	intermediaries, etc.), resulting in penetration of previously untapped customer bases.

B.	Hong Kong Wealth Management Market

Overview of Hong Kong Wealth Management Market

B.1 Market size

Hong Kong has a large and thriving asset and wealth management industry. The latest available aggregate market data is for 2021. At that time, total AuM was equal to about US$ 4.5 trillion, increasing about 2% (despite the material market correction during the year) from the year before and almost tripling since 2012 (nine-year CAGR of about 12%).

Exhibit 7: Asset Management AuM (US$ bn)

Source: Securities and Futures Commission

While underlying asset valuations correct, the growth in 2021 was driven by net fund inflows of about US$ 277 billion a 6% year-on-year increase).

In terms of fund management and allocation, assets managed in Hong Kong make up 56% of the AUM of the asset management business, with 49% of these assets invested in equities as at 31 December 2021.

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March 2023

B.2 Market components

The US$ 4.5 trillion Hong Kong asset and wealth management business can be broken down into three parts that are somewhat overlapping:

Source: Securities and Futures Commission

All of three business areas have undergone substantial growth over the past decade:-

(a)	Asset management and fund advisory business

●	Carried out by 1,979 (up 5% compared to a year earlier) licensed corporations, registered institutions and insurance companies as of 31 December 2021.

●	2021 AuM increased by 8% to US$ 3.3 trillion, with net fund inflows of US$ 193 billion (up 10% compared to a year earlier).

●	The chart below (HK$ billions) highlights that the majority of AuM is attributable to institutional investors.

Exhibit 8: Asset management and Fund Advisory By Client Type (2021 vs 2020)

●	About 31% of AuM, or US$ 1.0 trillion can be attributed to non-professional investors and individuals.

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March 2023

●	More than half of the assets (56%) are managed in Hong Kong.

●	As per the chart below (HK$ billions), the three largest markets in terms of asset allocation in 2021 were Hong Kong (23% of AuM), Mainland (21%) and North America (16%).

Exhibit 9: Asset Managed in Hong Kong By Geographical Distribution of Investments (2021 vs 2020)

●	The chart below demonstrates asset allocation by asset class for funds managed in Hong Kong (HK$ billions). Equities (49% of AuM) and bonds (29%) are the primary asset classes.

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March 2023

Exhibit 10: Assets Managed in Hong Kong By Asset Class (2021 vs 2020)

(b)	Private banking and private wealth management business

●	About 92 licensed corporations and registered institutions conduct private banking services in Hong Kong to private banking clients.

●	2021 AUM decreased by 7% to US$ 1.3 trillion, with net fund inflows of US$ 81 billion (compared to US$ 84 million in 2020).

●	The private banking customer base is mainly from Hong Kong (48%) and Mainland China (16%).

●	The chart below (HK$ billions) highlights that individuals and non-professional investors make up about 31% of AuM, or about US$ 417 billion.

Exhibit 11: Private Banking and Private Wealth Management By Client Type (2021 vs 2020)

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March 2023

●	Listed equities account for the largest portion of AuM (47%) in 2021, with about 15% in cash and 6% in bonds.

●	About 34% of private banking AuM is allocated to Hong Kong and 9% to Mainland China.

(c) Assets held under trusts

●	This category is mainly made up of public funds (32%) and pension funds (38%), including mandatory provident funds (“MPF”) and occupational retirement schemes (“ORSO”)

●	In 2021, assets held under trusts increased 5% to US$ 601 billion.

●	Mostly invested in Hong Kong (35% of AuM), North-America (21%) and Mainland China (17%).

Growth Drivers of Hong Kong Wealth Management Market

Similar to life insurance industry, robust growth is expected to continue for Hong Kong wealth management market, driven by increasing investor sophistication, underserved mass affluent segment, and the lack of suitable companies serving the wealth management market.

●	Increasing investor sophistication

●	Wealth management needs of different customer segments are becoming more sophisticated.

●	Investors looking for tailored wealth management services (wealth accumulation, retirement purposes, education savings, etc.)

●	Underserved mass affluent market

●	Non-professional investors are increasingly willing to invest in funds and the cash market or access wealth management and fund advisory services.

●	They are underserved because most of the banks only provide wealth management services to HNW individuals which are more likely to be more professional investors.

●	Underserved mass affluent market is likely to become the largest segment by financial wealth.

●	Younger generations are also increasingly starting to participate in the wealth management market.

●	Non-professional investors (including retail investors) only contributed 4% of AuM in private banking business in Hong Kong.

●	No financial institution meets investor wealth management needs

●	Banks: lack solutions for mass market and mass affluent markets.

●	Virtual banks: none in HK have launched meaningful wealth management businesses, need to overcome trust factor.

●	Online brokers: narrow offering, and mainly focused on low-commissions trading.

●	Securities firms: largely targeting HNW and institutional clients, lack of digital customer tools.

●	Insurance companies: offer savings or investment-linked products, but lack wider product range.

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March 2023

C.	Hong Kong Healthcare Market

Overview of Hong Kong Healthcare Market

C.1 Market Size – Overall Expenditure

Healthcare expenditure in Hong Kong amounted to US$ 24.2 billion in 2020/21. On a per capita basis, spending was about US$ 3,400 (up from US$ 3,200 a year earlier). As a percentage of GDP went up from about 3.6% in 1989/90 to 7.3% in 2020/21.

Exhibit 12: Healthcare Expenditure (US$ bn)

Source: Domestic Annual Accounts

As a percentage of GDP, Hong Kong’s health expenditure ranks relatively low on an international basis among countries with similar economic development. This should also be seen in the context of Hong Kong low tax rate compared to countries with similar economic development.

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March 2023

Exhibit 13: Healthcare Expenditures as % of GDP (%)

Source: SwissRe

C.2 Healthcare Expenditure - Financing

About half of Hong Kong healthcare spending is privately financed, with most of the private expenses borne by households (out-of-pocket):

Exhibit 14: Healthcare Expenditure by Financing Category (%)

Source: Domestic Annual Accounts

Especially in recent years, growth in public health expenditure has outpaced private health expenditure (19% versus 10% growth for the most recent period).

C.3 Healthcare Expenditure - Providers

For Hong Kong market, spending at providers of ambulatory health care and at hospitals taken together persistently accounts for more than 70% of current health expenditure. For the latest year, the percentage was about 74%.

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March 2023

Exhibit 15: Healthcare Expenditure By Provider Category (%)

Source: Domestic Annual Accounts

Separated into public and private healthcare spending, public health expenditure in Hong Kong is mostly incurred at hospitals (69%) in 2020/2021. Private health expenditure is mostly incurred at providers of ambulatory health care and hospitals (33% and 29%, respectively) in 2020/2021.

C.4 Healthcare Expenditure – by Function

The largest component of health expenditure is (inpatient and outpatient) curative care, followed by medical goods. Preventive care is the fastest growing category (increasing more than 53% in the last measured period). Medical goods increased by 39% during the same period and was the second fastest growth category.

Exhibit 16: Healthcare Expenditure By Function Category (%)

Source: Domestic Annual Accounts

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March 2023

Out-of-pocket private customers on average tend to pay about 40-45% more for out-patient services than corporate (insured) and about 60-70% more than insurance companies (due to reduced bargaining powers).

Private in-patient spending grew faster than private out-patient in recent years due to (i) ageing population (more prevalent chronic diseases requiring hospitalization), (ii) mainland medical tourism (seeking big ticket private hospital services) and (iii) an increase in the number of private hospital beds.

Growth Drivers Healthcare

In recent years, health expenditure has increased more rapidly (6-7%), and the pace is expected to further accelerate in coming years. BCG expects health expenditure to increase by 9-10% annually to about US$ 42 billion in 2025. Key factors driving growth include an ageing population, patients seeking better treatment and services and new products driving up spending.

●	Ageing population.

●	The expected increase in Hong Kong ageing population drives both the increase in savings and protection needs, as well as an increase in the amount of expected healthcare spending.

●	Healthcare spending increases include higher spending on treatments for chronic diseases and cancer.

●	As outlined above, the 65+ population in Hong Kong is expected to increase from 19% to 27% over the next 10 years.

●	Hong Kong patients seeking better treatment/service.

●	More Hong Kong patients are turning to higher cost private system due to long waits at public system (3 months for specialist, 20 months for non-urgent surgery).

●	Additional private healthcare facilities have become available in the Hong Kong market in recent years (new private hospitals, treatment centres, etc.)

●	New products driving up treatment costs.

●	Innovative specialty products are expected to drive up treatment costs in coming years (e.g. Sovaldifor Hepatitis C, new target therapy drugs for oncology, etc.).

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March 2023

D.	Greater Bay Area Opportunities

Introduction

The Guangdong-Hong Kong-Macao Greater Bay Area (“Greater Bay Area” or “GBA”) comprises the two Special Administrative Regions (“SAR”) of Hong Kong and Macao, and nine municipalities (Guangzhou, Shenzhen, Zhuhai, Foshan, Huizhou, Dongguan, Zhongshan, Jiangmen and Zhaoqing in Guangdong Province).

The goal of the GBA integration is to establish one globally recognized economic hub. The objective is to develop the technology, financial services and manufacturing industries in the GBA in a coordinated way.

The 11 selected cities for integration initiatives have the highest GDP within the region. Once joined up, the GBA accounts for about 12% of China’s total economy.

As of 2021, the total population in the GBA is over 86 million and its GDP is equal to about US$ 2.07 trillion.

City	Population (m)	GDP (USD bn)	GDP per cap (USD)
Guangzhou	18.8	437.6	23,307
Shenzhen	17.7	475.3	26,918
Dongguan	10.5	168.3	16,009
Foshan	9.6	188.4	19,602
Huizhou	6.1	77.2	12,728
Jiangmen	4.8	55.8	11,582
Zhongshan	4.5	55.3	12,425
Zhaoqing	4.1	41.1	9,962
Zhuhai	2.5	60.2	24,392
Hong Kong	7.4	369.1	49,375
Macau	0.7	29.9	43,773
Total	86.7	1,958.1	22,585

Source: HKTDC Research

The GBA comprises an international financial center (Hong Kong), transportation and logistics hubs (Hong Kong and Shenzhen), a world-class commerce and manufacturing centre (Guangzhou) and leading tech innovation hub (Shenzhen).

In the near term, an integrated GBA has the potential to shape and accelerate the development of financial services market across the region, including Hong Kong. The rise in commercial and economic activity is likely to fuel the growth of high-net-worth individuals (HNWIs) in southern China, driving demand of more sophisticated wealth and health management needs. The increased connectivity will also increase the demand of cross-border transactions for financial products and services.

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March 2023

Source: Bain GBA Survey (2020).

In the long run, the development of the GBA region may become a major structure driver of Hong Kong insurance, healthcare and wealth management industries, reinforcing some of Hong Kong’s local structural growth drivers:

●	Large asset management market: already US$ 2 trillion wealth management AuM (2019), representing more than 20% of Asia ex-Japan.

●	Ageing population: region with highest life expectancy in the world, with more than 1/3 of the population above 65 by 2050.

●	Sizeable middle-class market: 67 million middle-class and affluent population by 2030.

●	Large and expanding private healthcare spending: US$ 7 billion in annual out-of-pocket health expenditure in non-Hong Kong GBA.

●	Underpenetrated insurance market: insurance penetration rate in the nine GBA Mainland cities is 5.4%, about one third of Hong Kong.

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March 2023

D.1	Long-term opportunities in Insurance, Healthcare and Wealth Management

Life Insurance

Prior to the COVID-19 pandemic, sales of life insurance products to Mainland China Visitors (“MCV”) in Hong Kong routinely represented 40-45% of new business premium. During the peak years (2016-2019), offshore premiums contributed about US$ 6-7 billion in annual new business premium, representing about 400-500 thousand of new policies issued each year to MCV each year.

●	As the borders closed during the COVID-19 pandemic years (2020 to present), such sales to MCV have been greatly diminished.

Exhibit 17: ANP Premium Market Share of MCV (%)

●	Hong Kong insurance industry enjoys an unparalleled forerunner advantage in the development of the GBA.

●	Mainland Chinese visitors are attracted to Hong Kong life insurance products because of:

●	Overseas asset allocation (US dollar settlement policy).

●	Lower pricing with broader coverage (typically 30 50% cheaper than the Mainland).

●	Higher claim success and better protection (50% success rate in China versus 90% in Hong Kong).

●	Better overall service level (one day underwriting).

●	With sophisticated product design, diversified currency options and linkage to international markets, Hong Kong insurance products will continue to be very appealing to Mainland China corporations and residents.

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March 2023

Exhibit 18: GBA’s Insurance Density and Penetration Rate (US$)

Wealth Management

●	China is already the fifth largest mutual fund market and one of the fastest growing globally, growing more than 200% in 2020. Investable assets in China are forecasted to grow to over US$ 35 trillion by 2023 (source: Boston Consulting Group).

●	The GBA accounts for over 20% of the China’s HNW and UHNW households, with assets of more than US$ 1.4 Million. There are over 950,000 affluent and HNWIs in the GBA. Residents of the nine Mainland GBA cities are estimated to have combined annual savings of US$ 567 billion, while those in Hong Kong and Macau hold about US$ 119 billion.

●	Hong Kong already boasts a wealth pool about twice the size of Singapore. This is poised to be further supported by demand from GBA customers.

Exhibit 19: HK, GBA and SG Total Household Wealth (2020, US$ bn)

●	China’s overall savings rate is in the top 10 highest savings rates in the world. Residents are shifting their investable assets from deposits to other financial assets (Source: World Bank Gross Domestic Savings (% of GDP) as of Oct 2020).

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March 2023

Exhibit 20: Annual Savings of the Top Five Cities in GBA

●	Opportunities to increase the sale of asset and wealth management products range across many different types and classes of investors:

●	HNWIs are extremely keen to invest overseas for greater diversification (63%), capture investment opportunities (14%) as well as for emigration (8%). The demand for diversification is strong due to the lower risk adjusted returns of onshore assets (Source: BEA Economic Research).

●	The affluent middle class already represents more than half of online wealth management clients. The expansion of the middle class will bring significant further growth opportunities (Source: Digital Wealth Management in Asia Pacific by KPMG).

●	There is significant rise in investments by younger and technically savvy generations. In 2018, 36.5% of retail mutual fund investors in Mainland China were less than 30 years old.

●	Generally, Chinese investors are diversifying away from cash deposits towards various other asset classes.

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March 2023

●	Initial success of Stock Connect, slower start for Wealth Connect.

Healthcare Opportunities

●	Within the GBA, both Hong Kong and Macao have well developed medical systems that can meet the highest international standards.

●	The healthcare system in Mainland China, while developing continually, for the most part still lags behind Hong Kong and Macau, with the vast majority of hospitals being public hospitals.

●	There is a latent demand from MCVs for Hong Kong products, driven by the sophistication of the products offered and the high level of medical care available in Hong Kong.

●	Mainland medical tourism is expected to continue to drive out-of-pocket private healthcare spend in Hong Kong, with some opting for major surgeries and oncology medication.

●	Affluent MCVs tend to prefer Hong Kong medical services.

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March 2023

●	Once the border between Hong Kong and Mainland China re-opens, it is expected that Hong Kong will accelerate its growth into a key market for GBA medical services.

D.2	Expected Implementation

While the long-term opportunities are enormous and will likely drive the economic and competitive dynamics of many industries in Hong Kong, specific and near-term opportunities will be driven by the pace of new governments policy initiatives.

The GBA initiative is a top-down directive that relies heavily on multi-lateral negotiations among local governments.

Due to the regulatory complexity, progress to date has been slow, with limited initiatives being tested over a period of years and in many cases, subject to tight regulatory controls.

In life insurance, Hong Kong Insurance Authority has been an active supporter of the GBA development. Similarly in healthcare, several government pilots initiatives are underway to support accessibility of innovative medical products and general medical research and development.

In asset and wealth management, more progress has been made, with a number of initiatives introduced in 2020 to promote cross boundary trade and facilitate investment and financing in the GBA, open up the financial industry and enhance the connectivity and integration of the financial markets and financial infrastructures.

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March 2023

The Stock Connect allows international and Mainland Chinese investors to trade securities in each other’s market through the trading and clearing facilities of Hong Kong, Shenzhen and Shanghai exchanges. Launched in 2014, it has gained traction with record southbound flows in 2020.

The more recently introduced Wealth Management Connect allows Mainland residents in the GBA to purchase eligible investment products distributed initially by banks in Hong Kong and Macao and vice versa for Hong Kong and Macau residents. Some banks are required to have branches on both sides of the border to join the plan, or partner with another bank.

The Wealth Connect plan has a total quota of RMB 150 billion each way and an individual quota of RMB 1 million. With Hong Kong customers interested in mainland wealth management products (such as structured products with fixed tenors), mainland clients are keen on deposits and investment funds in Hong Kong. This has the potential to open up an immediate estimated revenue pool of up to US$ 500 million in annual fees for participating banks.

In the long run, these twin schemes will help promote investment diversification and facilitate capital flow within the GBA. Traffic in the southbound direction will be driven by over 80% of mainland investors in the GBA, with plans to invest in Hong Kong through the wealth management connect, according to a survey conducted by HSBC and Nielsen Company (Hong Kong). This will promote Hong Kong as the hub for offshore RMB business, global asset management and risk management as well as an international legal and a dispute resolution service centre in the Asia Pacific region.

D.3	Overall Implications for the Group

Well positioned to enjoy the immediate and long-term growth in our three core industries.

In the short term, the COVID-19 pandemic has been and will continue to be a driver of growth in all industries through pent-up demand (life insurance industry), heightened risk awareness of the need for protection and savings (life insurance and healthcare) and increased digitalization opening up new customer segments (asset and wealth management).

In the long run, all of the Group’s business will benefit from the structural growth drivers discussed above.

GBA market opening up provides huge immediate opportunities for well positioned market participants.

While immediate progress has mostly been slow, the underlying demand by MCV for Hong Kong life insurance, asset management and healthcare products is undeniably strong. As the GBA market slowly and formally integrates over time, the Group’s business does not have to wait for formal policy initiatives to capitalize on MCV demand for Hong Kong financial products and services and is better positioned than most from existing opportunities to service the demands of the MCV segment.

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March 2023

In life insurance, the Group already has extensive experience and infrastructures servicing the MCV customer base and this market is expected to grow exponentially once the borders are re-opened. The Group can leverage its experience in the life insurance to expand its service offerings to MCV in the asset management and healthcare business.

Independent distribution channels are capturing an increasing share of the market.

In life insurance, as well as asset management, customers around the globe are increasingly demanding personalized, independent financial advice. This is similarly the case in Hong Kong, as evidenced by the continued growth of the broker channel in the life insurance industry in Hong Kong.

The Group already has a dominant position in the life insurance industry sector within the Group’s independent financial advisory business. The Group believes that it plays a similar role in the asset and wealth management business.

The Group will seek to further capitalize on the need for independent and personalized advise by building out its variety of specialized distribution channels (focused on HNWI, mass affluent, younger customer segments, etc.) and by opening up its internal infrastructure to external partner distributors.

Public Release
March 2023

Section 4

Overview of AGBA Group Businesses

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March 2023

Section 4: Key Highlights of AGBA Group

A.	Introduction to the Group

AGBA Group is positioned to be the fastest growing and most trusted platform providing wealth and health services with ease to customers in the Greater Bay Area:

The Group comprises the largest independent financial advisory business in Hong Kong, the largest independent platform connecting providers of financial services with internal and external distribution channels, as well as one of the largest healthcare services providers in Hong Kong.

The Group includes a group of high-growth, inter-connected businesses that are being lifted out of a predecessor company (as explained in more detail in Section 4.B below) as conclusion of a multi-year transformation process. The Group’s businesses have a long-standing track-record of operations and financial performance.

The size and scope of the Group’s businesses have allowed it to build a strong operational and technologic backbone, handling products and services provided by a wide group of financial product providers. The Group has highly reputable shareholders and is run by a team of experienced operator managers.

As of today, the Group is the only integrated health and wealth operator in the GBA.

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March 2023

The Group’s initial listing on NASDAQ in November 2022 further helped the Group to solidify its leadership in its key businesses and has brought all its business lines (as discussed below) under one brand:

B. Historical Background of the Group

AGBA Group is the successful result of over five years of relentless restructuring, upgrading of and building from the legacy company Convoy Global Holdings Limited (“Convoy”) by a dedicated team of professionals supported.

The Group’s predecessor company, Convoy, was a local broker-dealer in Hong Kong founded in 1993. Over the years, it expanded and diversified its operations away from its core business. From 2015-2017, it was hampered by incidents of fraud that were engineered by a previous management team.

Since 2017, a new management team has implemented a multi-year transformation and turnaround plan.

The Group’s initial listing on NASDAQ was the concluding step of this turnaround plan. It clearly separated the Group’s businesses from any legacy issues. It created the platform for the restructured Group businesses to grow unencumbered and pursue new initiatives:

1.	A U.S. GAAP auditing of by a U.S. audit firm;

2.	A “Good Bank, Bad Bank” structure separated legacy assets from the Group’s businesses;

3.	A best-in-class corporate governance structure was adopted to ensure full compliance with the highest corporate governance standards;

4.	An award-winning branding campaign was launched to re-introduce the Group’s business to existing and new customers;

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March 2023

5.	A new currency for growth and acquisitions and partnerships was created through the public listing status; and

6.	An additional tool for staff motivation and retention was created through the Group’s Share Award plan.

The Group’s Management team and its advisors concluded that a public listing by way of a business combination with a SPAC (rather than through an IPO) was the best way forward. It was the easiest way to pursue a clean break between the legacy company and the Group. Unwanted assets were left behind with the legacy company and good operations/assets were spun off into the public SPAC vehicle.

C.	The Group Business

The Group is active in four major businesses through a number of different brands:

Business	Description	Market Position	Brand
Platform Business	Connect providers of financial products and services with internal and external distribution channels.	Largest independent platform offering widest selection of financial products and services in Hong Kong.	OnePlatform
Distribution Business	Distribute full range of financial advisory services to retail and SME customers through various captive channels.	#1 independent financial advisor in Hong Kong, growing partnership, digital D2C and local China businesses.	Focus perform AGBA Money
Healthcare Business	Manage corporate healthcare schemes.	Leading healthcare management provider in Hong Kong.	AGBA Health
Fintech Business	Manage portfolio of fintech investments.	Investments in leading fintech operators.	AGBA FinTech

Platform Business (brand: OnePlatform)

The Platform Business is a one-stop financial supermarket with a breadth of products and services that is unrivaled in Hong Kong sourced from leading global product providers. Distribution partners can access a tech-enabled comprehensive platform service solution (described in more detail in the section on the Platform Business). The Platform Business connects its broad range of products and services to a variety of internal and external channels, including the Group’s internal distribution channels, as well as external distribution partners (banks, other financial institutions and other brokers).

Distribution Business (brands: “Focus”, “perform”, “AGBA Money”)

The Distribution Business comprises a variety of captive financial services distribution channels. The Group has built a market leading independent financial advisory (“IFA”) distribution channel in Hong Kong. It has also built several complementary distribution channels alongside its market leading IFA business. Through its collective captive distribution capability, the Group has built one of the largest pools of customers available to independent financial services providers in Hong Kong.

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March 2023

Healthcare Business (brand: AGBA Health)

HCMPS Healthcare Holdings Limited (“HCMPS” or the “Healthcare Business”) is one of the leading healthcare management organizations in Hong Kong. Founded in 1979, it has over 600 network service branches providing healthcare schemes for more than 500 corporate clients with over 280,000 scheme members.

HCMPS operates four reputable Medical Centres and a citywide Medical Network that includes 340 general practitioners (“GP”), 11 laboratories and imaging centres, 273 specialist doctors, 25 physiotherapy centres, 12 Chinese medicine practitioner clinics and 69 GP clinics in Macau. Over 380,000 out-patient and in-patient visits are recorded annually through HCMPS’s medical network.

The Group holds a 4% equity interest in HCMPS. The Group, through one of its subsidiaries, holds 100% of the management control in HCMPS.

FinTech Business (brand: AGBA FinTech)

The Fintech Business has collected an ensemble of valuable fintech assets in its investment portfolio. Fintech’s management team has strived to establish the business as a leading name in the fintech investment sector.

The FinTech Business’ objective is to create value for the Group on three fronts:

●	Building long-term FinTech franchises in Hong Kong using business models, operations and technologies tested in more matured markets.

●	Supporting and capturing synergies with the Group’s businesses.

●	Financial return from its investments.

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March 2023

D.	Management Team

The Executive Management Committee (“ExCo”) of the Group is responsible for executing and implementing the Group’s strategy and managing the Group’s operations. The ExCo is comprised of senior professionals with deep knowledge and experience in the financial services industry.

ExCo Member	Responsibilities	Background
Mr. Lee Jin Yi Senior Advisor	Key role in providing effective leadership and promoting the highest standard of corporate governance. Ensure strategies and policies agreed by the Board are effectively implemented.	●	Extensive experience in the banking industry, held various senior management positions with major financial institutions
		●	Deputy Chairman of Lansen Pharmaceutical, Chief Executive Officer of Cathay International (listed on the London Stock Exchange), director of Xiamen City Commercial Bank.
		●	Managing Director and Chief Executive Officer of Fubon Bank (Hong Kong) Limited, Director of Fubon Financial.

Mr. Ng Wing Fai Group CEO	Responsible for day-to-day leadership and management of business, in line with the strategic framework and annual and long-term objectives.	●	More than 30 years of experience in financial service leadership.
		●	Managing and Founding Partner of Primus Pacific Partners, an Asian private equity fund with a focus on financial services.
		●	Managing Director of Fubon Financial Holding, the largest financial conglomerate in Taiwan, and oversaw its overall strategy, capital markets, merger and acquisition activities and major change programs.
		●	Managing Director and Head of the Asia-Pacific Financial Institutions Group at Salomon Smith Barney (Citigroup).
Mr. Shu Pei Huang, Desmond Acting Group Chief Financial Officer	Leading accounting and financial reporting across the Group, as well as overseeing key corporate initiatives and restructuring.	●	Over 20 years of experience in investment banking, restructuring and financial services industry.
		●	Vice President of Primus Holdings (H.K.) Ltd., an Asian private equity fund focused on financial services (successor fund to Primus Pacific Partners).

Ms. Wong Suet Fai, Almond Group Chief Operating Officer	Responsible for managing the Group’s business operations and functions, implementing the Groups’ strategy. Overseeing all Platform Business activities. Leading supporting functions across the Group, including marketing, corporate communications, HR and administration.	●	More than 20years of experience in organizational and talent development, compensation and benefit management, staff training and engagement, and organizational efficiency.
		●	Various positions at AXA, Sun Life Financial, Hutchison Ports, CSL Telecommunications and Wyeth.
		●	Bachelor of Business Administration from Hong Kong Baptist University, Master of Business Administration from University of Leicester, Advanced Management Program at Harvard Business School.

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March 2023

Mr. Jeroen Nieuwkoop Group Chief Strategy Officer	Developing and implementing the Group’s strategic plans. Overseeing the Group’s risk management, legal and compliance divisions. Enhancing the Group’s processes and management information systems to improve supervision and decision making.	●	More than 25 years of experience in the financial services industry.
		●	Managing Director of Primus Pacific Partners.
		●	Director at Fubon Financial Holding.
		●	Associate at Salomon Smith Barney (Citigroup).

Mr. Wong Kwok Leung, Arthur Group Chief Information Officer	Leading the digital and technology department (“DTD”) supporting the Group. Responsible for all aspects of development, engineering operations, services delivery, and management of IT related activities across the Group. Devising and implementing the technology vision and IT architecture for the group.	●	More than 30 years of experience in the financial services industry.
		●	Chief Information Officer at Chong Hing Bank.
		●	Chief Information Officer at Hong Kong Interbank Clearing.
		●	Head of Information Systems division at CCB (Asia).
		●	Head of Information Technology at KKR Asia Ltd.
		●	Head of Information Technology and General Administration at Sun Hung Kai Financial.
		●	Head of Information Technology at Fubon Bank (HK).

The key businesses of the Group are led by a team of seasoned professionals

Business	Leadership	Background
Platform Business	Mr. Cheung Wai Kwok, Gary Chief Executive Officer of Securities Operations	Mr. Cheung had been with a number of financial institutions and held senior positions including that of Sun Hung Kai, South China Financial Holdings and Tung Shing Group. He has over 35 years of experience in the securities industry.
Platform Business	Ms. Chiu Wai Ling, Venus Chief Investment Business Officer, OnePlatform	Ms. Chiu has over 20 years of experience in wealth management and banking industry. She took up several senior positions in Wing Lung Bank, DBS Bank and Hang Seng Bank, and was formerly the Executive General Manager, Private Banking and Wealth Management in China CITIC Bank International.

Platform Business	Mr. Wu Kai Sum, Thomas Chief of Business Platform, OnePlatform	Mr. Wu has vast experience in Partnership Distribution, Product Development and Channel Management in the major financial institutions in Hong Kong including Citibank, BOC Life, Prudential and AIA.
Distribution Business	Mr. Shin Kin Man, Henry Chief Business Officer, IFA and GBA Business, OnePlatform	Mr. Shin is the CEO of Focus, the IFA-business arm of the Group. He has over 20 years track record in business development and team management of the IFA business.
Distribution Business	Ms. Cheung Shuk Ching, Myra Senior Director, Distribution Development	Ms. Cheung has 20 years of experience in the life insurance industry of leading sales channel for business development and agency management. She previously worked at China Life, AIA and Hang Seng Bank.
Healthcare Business	Dr. Wong Shiu Man CEO, JFA (AGBA Health)	Dr. Wong has more than 30 years of experience in the healthcare industry. A specialist in rheumatology in public and private practice, Dr. Wong is a winner of the “Distinguished Research for Young Investigators” award.

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March 2023

E. Group Strategic Plan

During 2023, we will seek to implement the following strategic actions:

●	AGBA re-branding

●	Healthcare Business: further integrate, re-brand and introduce new Health Business systems

●	Platform Business: grow the number of B2B partners, further widen product range

●	Distribution Business: grow existing channels by another 20%, expand new channels, prepare for border re-opening, launch additional distribution channels, increase products per customer

●	Supporting Functions: improve workflows, upgrade the risk, governance and policy infrastructure, continued system improvements

In terms of broader overall strategy, the mission and vison of the Group translates into the following four strategic objectives, that have been, or are in the process of being, implemented:

●	Widen Distribution Business and open up Platform Business (implemented)

●	Capitalize on GBA opportunity (in progress)

●	Build out Healthcare Business (in progress)

●	Selectively pursue FinTech Business opportunities (in progress)

First Leg: Widen Distribution Business and Open up Platform Business

The Group was previously best known for its established leadership in the independent financial advisory business in Hong Kong. The Group’s IFA business has for decades been the number one broker selling life insurance products in Hong Kong.

Over the years, the Group has made significant investments into developing the IFA sales force, broadening and deepening the product range, as well as upgrading the supporting infrastructure. In the process, the Group built up invaluable knowledge and experience on how to support a large and highly productive sales team and service its large pool of individual and corporate customers. A complex infrastructure of supporting functions was developed to support the selling of a broad range of financial products and services. The infrastructure that was built not only supports the sales process, but also operational processing of transactions, associated payment flows, as well as after-sales services. This required substantial investments into technological, operational and financial systems and teams. Since many of the financial products offered to customers are regulated, on top of the various operational requirements, a substantial risk and internal control infrastructure has been built up to ensure an appropriate level of compliance and supervision.

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March 2023

As a result, the Group developed these inter-related strategic assets:

●	One of the largest and most productive salesforces in Hong Kong.

●	Vast customer base in Hong Kong and growing customer base in Mainland China.

●	State-of-the-art supporting infrastructure.

●	Relationships with and access to a broad range of leading global financial product providers.

The first leg of the Group’s strategy capitalizes on these core strategic assets and matches them with the emerging opportunities in its three core industries (life insurance, wealth management and healthcare).

It consists of two components, that have already been set in motion and have resulted in the creation of the two core businesses of the Group:

●	Widen the internal distribution footprint (Distribution Business).

●	Open up the internal infrastructure to external partners (Platform Business).

In relation to widening the distribution footprint, while “Focus” has been a market leading broker, there are substantial untapped distribution revenue pools, both in terms of fulfilling the needs of existing customers, as well as reaching new customers. Widening the distribution footprint by adding new internal channels and partnering up with external channels will allow the Group to tap into these revenue pools. New distribution channels are being developed from using the experience of building “Focus” over the years, while adapting them to the specific needs of certain customer segments or sales methodologies. The Group has already successfully developed a dedicated high net worth individual sales team (“perform”). We expect to launch direct-to-consumer digital distribution channel (“AGBA Money”). The Group has also developed a dedicated program to “incubate” small teams of brokers, advisors and sales representative, offering a home to experienced sales teams that need support to grow their independent business.

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March 2023

In relation to opening up the internal infrastructure, the Group has developed a proprietary product library and infrastructural capability capable of supporting a much larger volume of sales activity. There are many external parties (small banks, other brokers, e-commerce platforms, etc.) that are interested in selling insurance, asset management or other financial products, but that lack the experience or resources to build up the required capabilities. Opening up the Group’s infrastructure to such parties will help these parties unlock further value from their customers, while at the same time such parties will be able to maintain their independence, and to manage their own brand as well as their customer base. In other parts of the world, this type of strategy has proven huge success, creating multi-billion dollar wealth management platforms. The Group has a team dedicated to sourcing and developing these external distribution partnerships. The Group’s strategy for opening up its infrastructure and building out its B2B customer base is explained in more detail in the Section on the Platform Business.

There is no other financial services company in Hong Kong that can match the width, size and productivity of the Group’s Distribution Business or the comprehensive capabilities of its Platform Business. With these twin core strengths, the Group is uniquely positioned to capture additional customers and associated revenue in Hong Kong (as described in more detail in the section on the Group’s Distribution Business).

Second Leg: Capitalize on GBA opportunity

The second leg of the Group’s strategy involves broadening its capacity to capitalize on the emerging GBA opportunity. The Group already has substantial experience in selling to and servicing Mainland China customers. Prior to the COVID-19 pandemic, a substantial part of the Group’s IFA business was driven by servicing MCV.

As outlined above, this business has been dramatically reduced as traffic between Hong Kong and Mainland China has been limited (2020 to now). Once the borders reopen, there will likely be an acceleration of MCV related business in Hong Kong due to substantial pent-up demand.

The Group is now actively exploring opportunities to develop partnership on the ground in Mainland China, as well as refining its ability to service MCV customer base.

Third Leg: Build out Healthcare Business

The third leg of the Group’s strategy is to build out its Healthcare Business. HCMPS is a leading healthcare management organization in Hong Kong. It has taken more than 40 years for HCMPS to build up its nearly unrivaled network of doctors, clinics and corporate customers.

The Group has a unique market position to build from and grow the business going forward. Key initiatives in building out the Healthcare Business includes upgrading and digitizing the internal operations to improve operational efficiency, improving the patient journey and updating the brand.

There is significant untapped synergy between the Group’s Healthcare Business and financial business – from branding to human resource, back office efficiency and cross-selling.

Fourth Leg: Selectively pursue FinTech Business opportunities

The fourth leg the Group’s strategy is to selectively pursue additional investments into FinTech companies that satisfy the three objectives of the FinTech Business (business model insights, potential partnerships and financial return). The Group has developed extensive relationships with Hong Kong incubators, as well as specialized venture capital funds around the world to help source and review potential investment opportunities.

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March 2023

Section 5

Platform Business

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March 2023

Section 5: Platform Business

A.	Introduction to the Platform Business

The Platform Business, operating under the “OnePlatform” brand, offers a wide range of financial products and services to captive distribution channels, as well as to external partners, such as banks, other financial institutions, brokers, and/or individual independent financial advisors.

As mentioned above, the Platform Business was set up to take advantage of the experience built up in supporting the largest IFA sales force in Hong Kong, servicing a large pool of customers, building up a wide library of world class financial products and constructing a state-of-the-art technological and operational infrastructure.

The Group decided that the best strategy to take advantage of these core capabilities was to open up its platform, its product library and ability to provide value-added distribution services to external distribution partners.

B.	Platform Business: Value Proposition

Key inputs in shaping the Platform Business’ value proposition were:

●	Assessing potential customer pain points.

●	Adopting best practices from global reference cases.

●	Sizing and prioritizing potential customer segments.

●	Fine-tuning the business model.

Assessing potential customer pain points

Working together with McKinsey & Company, the Group identified key pain points for potential distribution partners in relation to a typical financial product sales journey….

Public Release
March 2023

… as well as business operations.

The key conclusion was that the Group would be able to develop an attractive value proposition to help distribution partners address these observed pain points. The key benefits to distribution partners would come primarily in the form of (i) access to a wider range of products at better terms, (ii) better sales and after-sales support, (iii) less time and resources devoted to administrative and other non-sales activities and (iv) a better informed and trained salesforce.

Based on this analysis, the Group has devised its initial value proposition for the platform.

HK customer segments		One Platform (OP)'s value proposition
Insurance broker	SME brokers[1]	One-stop-shop solution to expand product offerings and offload burden on client servicing and backend operations support
	New brokers from insurance agents & bank RMs	Crucial plug-and-play and hassle-free solution to reduce effort needed to build operations from scratch with continuous support to ensure business continuity
	Large brokers[2]	Value-added services provider, e.g., digital advisory tool and product aggregator, to improve sales/advisory effectiveness
Banks For customer referral	Hong Kong Licensed banks	Multi-manufacturer wealth management consultant to HW/WM customers when bank RM cannot fully serve their customers and decide to refer to brokers
Restricted license banks in Hong Kong
Digital platforms	Digital platforms, e.g., Ztore, that are interested in insurance distribution	Digital solution and product provider to empower digital platform seamlessly distribute (embedded) insurance products to their customers, mostly simple Gl products

1. Mostly with less than 50 advisors 2. Mostly with more than 50 advisors

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March 2023

Adopting best practices from global refence cases

The key objective of the Platform Business model is to facilitate a deeper penetration of the potential customer base through a wider variety of distribution channels, thereby improving the economic efficiency of resources used to support the platform. Leading global platform players have been able to achieve this objective, and in some cases, even applying their integrated capabilities outside their core business activities and across industry borders, to cross-sell their products and services and satisfy customers’ multiple product needs.

The Group carefully studied platform business models across the globe, particularly in the wealth management industry in the U.S. and Europe.

The design of the Platform Business was further refined based on the following principles adopted from studying leading platform businesses:

Platform Requirement	Platform Business	Status
Technology driven value unique (digital) proposition to avoid competing on margin	Extensive ongoing investments into IT capabilities and system improvements	In place and to be further developed
Easy to scale	Integrated APIs with product providers, automated processing, digital tools	In progress
End-to-end service support to generate stickiness and loyalty	Sales, application processing and after-sales support	In place
Differentiated product range	Wide range of financial and non-financial services products	In place and to be widened
Customized business models	Tiered pricing models with different degrees of service levels	In place

Sizing the potential customer pool

The broker channel has generated between US$ 2-3 billion in new premiums over the last few years.

Exhibit 17: APE New Business Life Insurance – Brokers (US$ Bn)

Source: Insurance Authority

The associated revenue to brokers (commission income), based on estimated new business margins of 65-70%, is equal to about US$ 1-2 billion.

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March 2023

The Group historically had a market share of the new business premiums generated through the broker channel in Hong Kong of about 9-10% (8.6% of in 2021 and 10.3% in Q1 2022), translating into new business-related commissions of over US$ 100 million.

About half of the insurance broker market consists of small to medium-sized brokers, representing an immediately accessible revenue pool of US$ 0.5-1 billion. The Group believes that its platform proposition will be especially attractive to this segment of the insurance broker market.

Additional material revenue pools include servicing larger Hong Kong insurance brokers, as well as second and third tier Hong Kong banks.

Fine-tuning the business model

After sizing and prioritizing the most attractive customer segments, the Group finalized its pricing proposition, based on the anticipated benefits for its key customer segments. In exchange for a volume driven platform fee, brokers joining the platform can expect a significant uplift in sales (access to better products, more highly trained salesforce, better conversion rates, more time to focus on selling) and reduction in operational costs (downsizing of administrative and support teams).

The next step in fine-tuning the business model was to finalize the core service proposition offered under the OnePlatform brand. The initial services provided by the platform consists of five key building blocks:

Service	Description	Examples
Products	A comprehensive range of financial products and services with multiple asset classes, exclusive products at competitive rates.	Life insurance (savings, protection, etc.), general insurance (personal and commercial line), pensions, investment funds, properties, immigration and education services.
Solutions	A suite of digital-enabled solutions to empower holistic wealth management along the customer journey.	Application submission (on- and off-line), express underwriting services, operations support service centre, after-sales control, management and financial reporting, provider support.
Business Operation	Omnichannel support to offload operational burden across business fronts.	Online CRM tools, product libraries, product mapping tools, comparison tools, benchmarking tools, online forms and guidelines, product hotlines and helpdesk support, product roadshows, advisor performance tracking tools.
Customer Services	24/7 end-to-end support to attend to advisor’s questions and requests.	On demand outbound call services, customer enquiries (service counter, hotlines, etc.)
Training	On-demand and tailored training to empower intermediaries to become generalist professionals or specialists in chosen fields.	Offline training (recruits, seasoned intermediaries), eLearning platform.

In addition to the standardized products and services solution provided by the platform, additional modules have been developed to provide distribution partners customized support services on an as-needed basis, such as office rental, recruitment support, events co-organization, marketing support or additional administrative support.

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March 2023

Building on the foundation of platform’s core value proposition, detailed roadmaps have been developed for the future expansion of customer segments and the enhancement of the platform’s solution offerings.

Future offerings to build out the current core value proposition include:

●	Products: alternative asset solutions, white-label and exclusive product offerings.

●	Solutions: loyalty programs, lead generation, tools (financial planning, comparison, advisory), sales management.

●	Business operations: (GBA) service centres, mobile support applications.

●	Customer services: online communication tools, VIP services.

●	Training: customized training services.

In addition, leveraging on the buildup of the Group’s Healthcare business, joint Health and Wealth product offerings are being developed.

C.	Platform Business: Product and Service Providers

The Platform Business provides access to more than 40 insurance providers selling close to 700 products, as well as 39 asset management fund houses with close to 900 products.

Product Type	No. of Providers	No. of Products
Life Insurance	24	>600
General Insurance	19	>280
MPF / Pensions	8	10
Investment Funds	39	880
Non-Financial Products	2	47

Since the sales of many of its products are regulated, access to the platform and its product is carefully calibrated. The following licensed entities are involved in ensuring that platform customers have access to its products and services.

OnePlatform Wealth Management Limited

“OWM” or the “Insurance Brokerage Business”, is a licensed insurance broker and a registered MPF intermediary in Hong Kong. OWM is licensed to sell financial planning and wealth management services to institutional and individual customers (in other words: life and general insurance products, as well as pension products).

Captive distribution channels that sell these products to their customers, such as “Focus” and “perform”, are licensed under OWM. External distribution partners that want to sell OWM licensed products offered on the platform will typically enter into referral arrangements, with the selling activity ultimately being handled by an OWM licensed technical representative.

The sale of products related to the Insurance Brokerage Business generates commission income received from product providers over a number of years. The commission income received from product providers is passed on to the relevant distribution channel, after deducting a platform commission. Additional platform fees may be charged for specific support services provided to the distribution partner, such as additional training, customer services or operational support.

The Insurance Brokerage Business is regulated by the Insurance Authority and the MPFA.

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March 2023

OnePlatform Asset Management Limited

“OAM” or the “Asset Management Business” provides investment advisory, funds brokerage, and asset management services. Its subsidiary, Kerberos (Nominee) Limited, is an entity designated to hold client cash and assets in segregated client accounts.

The Asset Management Business engages in asset management, distributes SFC-authorized funds and offers discretionary portfolio management services. It is regulated by the SFC and holds a Type 1 (dealing in securities) license, a Type 4 (advising on securities) license, and a Type 9 (asset management) license.

The Asset Management Business has partnered with Wilshire Associates (“Wilshire”), a global, independent investment consulting, investment management, and services firm. This relationship enables OAM to leverage Wilshire’s decades of institutional consulting excellence in the areas of asset allocation, manager research, and risk management to provide its clients with access to world-class asset management services to meet the increasingly complex needs of its growing client base.

OAM works with Wilshire to enhance its fund due diligence process, investment monitoring services, risk classification methodology, and the current suite of proprietary model portfolios. As one of the first broker-dealers in Hong Kong to leverage an institutional approach to its investing process, the Group intends for OAM’s collaboration with Wilshire to be an important step in the evolution of the firm’s investment solutions. In partnership with Wilshire, the Group has established a risk classification methodology and investment scorecard, and Wilshire provides timely recommendations on asset allocation and portfolio construction methodology. OAM will continue to partner with Wilshire and intends to enhance its service offering and drive future business growth.

The sale of products related to the Asset Management Business is divided into three types of fees received from the fund houses or the customers: subscription fees (received upon the sale of investment funds), trailer fees (received in relation to the ongoing assets under management) and management fees (received for portfolio management related services). The commission income received from product providers or customers is passed on to the relevant distribution channel, after deducting a platform commission.

OnePlatform International Property Limited

“OIP” or the “International Property Agency Business” is a real estate agency, which sells properties mainly in the United Kingdom, Australia, Japan, Malaysia, Thailand and Cambodia.

The International Property Agency Business provides one-stop sales, leasing, agency and advisory services for international real estate. It primarily sources international properties and expands its customer base and connects with purchasers mainly by organizing seminars and marketing events in Hong Kong.

Its main source of income is sales commissions received from the project developers. The commission income received from the developers is passed on to the relevant distribution channel, after deducting a platform commission.

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March 2023

Hong Kong Credit Corporation Limited

“HKCC” or the “Money Lending Business” predominantly engages in the provision and arrangement of credit facilities for clients, and offers first mortgages over residential, commercial and industrial properties in Hong Kong.

Majority of its loans are mortgage loans secured by collateral in the pledge of the underlying real estate properties owned by the borrowers. All loans are made to either business or individual customers in Hong Kong for a period of 12 months to 30 years.

HKCC holds a money lender’s license and is regulated by the Hong Kong Money Lenders Ordinance. Its main source of income is interest as well as origination fees. Fees received from customers are passed on to the relevant distribution channel, after deducting a platform commission.

OnePlatform FinBiz Solutions Limited

“FinBiz” is a company that will be used for the provision of non-licensed corporate solutions to various distribution channels, including training and development, office space rental and company secretarial services.

Distribution partners will pay a fee for services provided through FinBiz on an as-used basis.

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March 2023

Section 6

Distribution Business

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March 2023

Section 6: Distribution Business

Introduction to the Distribution Business

The Distribution Business comprises a variety of captive financial services distribution channels. These captive channels enable the Group to directly access one of the largest pools of customers accessible to independent financial services providers in Hong Kong.

Channel	Description	Key Highlights
Independent Financial Advisor Business	“Focus” is engaged in the distribution of life insurance, asset management, property-casualty and Mandatory Provident Fund (“MPF”) products through its teams of independent financial advisors (brokers).	Largest independent broker in Hong Kong with over 10% market share. Close to 1,600 independent financial advisors. More than 120,000 customers.
Alternative Distribution Business	A collection of distribution channels, including salaried financial planners targeting HNWI, development teams pursuing corporate partnerships and incubating IFA teams.	Formed in 2021. Team of 20 financial planners, multiple corporate partners.
Digital Business	AGBA Money is a direct-to-consumer digital app that provides various financial products and services to retail customers.	Formed in 2021.
Lending Business	Retail mortgage lender	Formed in 2016.

A. The Independent Financial Advisor Business (“Focus”)

The IFA Business is conducted through “Focus”. Through a large salesforce of Independent Financial Advisors, “Focus” provides a wide range of financial products and services to individual and corporate customers.

Background to the IFA business (“Focus”)

“Focus” provides independent advisory services primarily in connection with life insurance products. The IFA Business was the clear market leader in the insurance brokerage industry in Hong Kong, building up a large and highly productive salesforce.

“Focus”: Organization

As of June 2022, there are around 1,600 IFAs at “Focus”, organized into 32 sales teams. Each team is led by a “tree head”, responsible for managing the IFAs within their teams.

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March 2023

“Focus” is a highly efficient and lean distribution channel. Managed by a small team under the leadership of Henry Shin, its Chief Executive Officer, “Focus” internal supporting divisions are primarily directed at providing direct sales related support services to its licensed consultants:

Consultancy Development Department

●	Provide team management, development and administrative support.

●	Organize sales promotions, awards and campaigns.

Regional Business Department

●	Manage MCV referral relationships.

●	Provide MCV sales support.

“Focus”: Recent Performance and productivity

During 2021, sales volumes of insurance products recovered and face-to-face sales resumed following the impact of COVID-19 pandemic during 2020. Sales results were supported by an increased focus on consultant recruitment and the implementation of special relief measures. In addition, new initiatives were launched to support and improve consultants’ ability to engage with customers under more restrictive COVID-19 related external conditions (see below).

In 2021, around 1,500 active licensed consultants that on average sold about 6 products per year for a total number of 14,000 products sold during the year.

Exhibit 21: Products Sold in 2021

Products Sold by # of Products	2021 Products Sold by Product Value

The Group believes there is substantial potential for cross-selling additional products and services to the existing customer base, especially asset and wealth management related products, as mutual funds only comprised 4% of the value of products sold for 2021. Ongoing initiatives are focused on increasing the sale of investment products, as well as general insurance products. As of June 2022, about 650, or close to half of the independent financial advisors, are licensed to sell certain investment products and about 690 consultants are licensed to sell general insurance.

Production is also skewed towards a relatively small number of highly productive consultants. The highest-ranking production tiers (as measured by internal benchmarks), representing about 320 consultants, or 22% of active consultants, generated close to 60% of the number of products sold and about 70% of the value of products sold.

Overall, the IFA salesforce is highly productive, that often outcompetes the much larger insurance agents.

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March 2023

“Focus”: Growth outlook

In 2021, the Group worked with Boston Consulting Group on a comprehensive growth plan for the IFA Business. The key components of the project were:

●	Optimize reward structure (to activate more consultants and increase overall sales further).

●	Optimize product mix (to increase revenue primarily from wealth advisory products).

●	Optimize operations (to free up consultants and increase productivity).

Optimize reward structure

After careful review of comparative incentive structures and the Group’s internal cost structure, the Group adopted a revised incentive structure that more directly rewarded consultants for achieving higher tiers of production. Additional cash and stock incentives have been designed to further incentivize consultants and align them with the overall performance of the Group.

Optimize product mix

There is substantial potential for an uplift of the sale of asset and wealth management products within the IFA business. Through the introduction of new products, data-driven sales tools, additional training, as well as a revised incentive structure, a very substantial pool of revenue can be unlocked.

Initial estimates by Boston Consulting Group indicated a possible 45% increase in productivity upon successful introduction of various initiatives. The Group has already started to implement many initiatives during 2021 and 2022, running several pilot schemes, hiring investment consultants to train and educate the sales force on asset management products and more closely tracking individual and team performance.

The Group plans to create a share award scheme for “Focus”, with the objective to improve the cashflow and profitability of the IFA business, attract and retain talents, and incentivize IFA towards driving business growth.

Optimize operations

Additional productivity increases can be realized by the ongoing improvement of the Group’s operational infrastructure. While the operational and technological backbone of the Group is well developed, future initiatives to further streamline application processing and other administrative tasks will substantially free up IFA capacity to purse sales related activities.

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March 2023

Initiatives such as the adoption of digital sales tools and processes, straight-through-processing and upgrading the overall IT infrastructure have the potential to both accelerate growth through productivity increases, as well as reduce costs (on an absolute and per unit basis) through digitalization of many sales-related processes.

“Focus”: Revenue model

Revenues associated with any new business generated by IFAs that are licensed under OWM are recognized in the Platform Business. The Platform Business passes on the revenues associated with the new business generated to the Distribution Business (in this case, “Focus”), after deducting a platform fee.

Within the Distribution Business, a variety of commissions are paid to the IFAs associated with the new business generated. Such commissions include basic commissions (for the producing broker), override commissions (for brokers within the hierarchy of the producing brokers) and certain performance related bonuses and awards (based on the sales volume of the producing broker in a given year).

Intermediaries associated with “Focus” are licensed with the Insurance Authority and Mandatory Provident Fund Schemes Authority through OWM (as outlined above) to sell insurance and pension products. IFAs are licensed with the Securities and Futures Commission through OAM to sell certain investment products.

“Focus”: New Initiatives

Since 2017, the Insurance Authority has launched an Insurtech Sandbox to foster Insurtech development in Hong Kong. The Insurtech Sandbox allows market participants to test innovative applications of new technologies in a controlled environment and demonstrate broad compliance with prevailing supervisory requirements. In 2022, the Group has worked with the Insurance Authority inside the Insurtech Sandbox on a virtual onboarding initiative to overcome the impediments brought about by non-face-to-face onboarding process.

The Group is also working with various product providers to develop solutions for express or accelerated underwriting protocols, as well as electronic application pathways.

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March 2023

B. Alternative Distribution Business

The Group’s Alternative Distribution Business consists of a collection of emerging internal distribution channels, exploiting different combinations of sales representatives, customer segments and product offerings.

In 2021, the Group launched its premier financial planning team under the “perform” brand. A team of 20 salaried consultants provides financial planning services to high end customers.

While the product range is similar to the products and services that are provided through the Group’s IFA Business (insurance and MPF products, investment funds, mortgage services and international properties), the advice provided by the “perform” team tends to be more customized and adjusted to the specific needs of the HNWI customer segment.

Another Alternative Distribution Channel is the Group’s Partnership Development Business. It was set up to attract and manage external distribution partners. The primary targets for distribution partnerships are:

●	Banks and other financial institutions

●	Other brokers

Banks and other financial institutions

Hong Kong has a substantial number of second and third tier banks that have relatively small relationship manager teams. Either due to licensing restrictions or limited internal infrastructures, these banks are unable to fully serve their customer base.

The Partnership Development Business team works together with these banks on a referral basis, making available the full range of the Platform Business’ products and services. The Group already is in advanced discussions with several local and international banks.

Other brokers

As highlighted in Section 5 above, the Platform Business of the Group will be able to address many pain points for small and medium-sized Hong Kong brokers.

The Partnership Development Business team works together with brokers on either a referral basis or will work with the broker onboard its consultants onto the Group’s platform. The Group is in advanced discussions with several local brokers to bring them onto the platform.

In addition to the corporate referral partnerships, the Partnership Development Business offers a more direct home to small and medium-sized teams of experienced brokers and agents that seek a more flexible place to grow their team. These teams are “incubated” and as licensed representatives, gain access to the products and services of the Group’s Platform Business.

C. Digital Business (AGBA Money)

AGBA Money, previously known as Tandem Money, is a digital D2C health and wealth platform launched in November 2020. It provided a suite of wealth management services to consumers with a health focus. After its launch, the app attracted over 40,000 members.

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March 2023

The Group expects to re-launch the app as AGBA Money in Q2 2023. The app will be repositioned and targeted at general retail investors with limited investment knowledge. AGBA Money will be positioned as a one-stop-shop platform that enables everyone to make educated decisions like an investment professional. The app will provide unique and simple investment products through an innovative user interface, allowing users to make good investment choices with ease and worry-free.

Upon re-launch, the AGBA Money app’s first investment product will be a model “Investment Portfolio”, featuring 3 model portfolios options with low, medium and high risk.

After its launch, the AGBA Money app will rapidly be expanded and improved:

●	Phase 1: improve existing model portfolio offering (hybrid personal advisory model through connection with the Group’s distribution channels, addition of more sophisticated model portfolios, financial planning and advisory tools, personalized content).

●	Phase 2: introduce related wealth management products (structured products, mutual funds, stock trading, alternative investment products).

●	Phase 3: introduce other Group products and services (general insurance, term life insurance, health services).

The Digital Business provides new ways to engage with and service the needs of the Group’s existing customer base. It also allows the Group to target and reach a new set of customers previously not familiar with the products and services offered by the Group.

The Digital Business is seamlessly connected with the Group’s extensive off-line businesses, providing the much needed and valued balance of tech-enabled and personal advise.

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March 2023

Section 7

Healthcare Business

Public Release
March 2023

Section 7: Healthcare Business

A.	Introduction to the Healthcare Business

The Group has a 4% minority shareholding in HCMPS, one of the leading healthcare management organizations in Hong Kong.

Founded in 1979 and currently operating under the Dr. Jones Fok & Associates Medical Scheme Management Limited (“JFA”) brand, JFA is one of the most reputed healthcare brands in Hong Kong. It has four self-operated medical centres and a network of over 700 healthcare service providers – providing healthcare schemes for more than 500 corporate clients with over 300,000 scheme members. JFA’s clients include blue chip companies from various industry and leading insurers. Apart from Hong Kong, JFA is the largest operator in Macau with around 70 clinics.

JFA has a long-standing track record of operating as a low-cost, high efficiency operation. It offers vast untapped opportunities for the Group, both in revenue growth and cross-selling.

B.	Business Overview

JFA operates a city-wide medical network that includes 340 general practitioners (“GP”), 11 laboratories and imaging centres, 273 specialist doctors, 25 physiotherapy centres, 12 Chinese medicine practitioner clinics, all based in Hong Kong, and 69 GP clinics in Macau.

Over 380,000 out-patient and in-patient visits are recorded annually through HCMPS’s medical network. JFA offers its patients a full range of medical services, including general services, specialist services, physiotherapy, Chinese medicine, dental, vaccination, X-ray, laboratories and imaging services.

C.	Healthcare: Strategic Plan

The Group believes that the future of healthcare is in “Smart Health” – technology that offers improved patient-care management and leverages data as the new tool for solving complex healthcare challenges with reduced operating costs.

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March 2023

The Group focuses on technology/digitalization and consumerization of healthcare to create an ecosystem empowering customers to proactively manage their health and well-being and to improve their access to healthcare at a lower cost – with connectivity across the care continuum. The Group believes it has the captive customer base, infrastructure and product/service offerings to optimize customer experience to further grab market shares.

The Group is working to transform JFA into the best medical care institution in Asia by 2025, redefining industry standards in the Greater Bay Area and offering market-leading customer care and best-in-class infrastructure empowered by data analytics.

There are three main drivers for the Group’s Healthcare Business:

●	Upgrade, re-branding and integration.

●	Organic growth.

●	Consolidation.

First Leg: Upgrade, re-branding and integration

The Group is currently in the process of conducting an extensive digitalization and technology upgrade exercise to enhance JFA’s growth and operating performance. The first digital clinic was launched in Q4 2022 providing Hong Kong with the next generation of the “lifestyle boutique clinic”. The Clinic will offer general check-ups, minor emergency procedures with registered nurse, telemedicine and (potentially) vaccination services.

Future development plans in the pipeline include building an e-commerce platform for healthcare products and medical tourism, together with the establishment of a health and wealth centre.

These initiatives will deepen the collaboration between JFA and the Group. There are substantial future opportunities for cross-selling and the development of joint products and services among the health and wealth businesses of the Group in Hong Kong as well as the GBA.

Second Leg: Organic Growth

Over the past few years, growth has been hampered by management succession issues. With the entry of Dr. Wong as the new leader of the Group’s Healthcare Business in late 2021, the franchise is well positioned to pursue immediate organic growth. Combining the impetus from the new brand, the upgraded business operations and new leadership will allow the Group to rapidly unlock substantial value from JFA’s long-standing footprint.

Public Release
March 2023

Third Leg: Consolidation

Smaller players in the Hong Kong health provider market are facing increasing difficulties to operate on a stand-alone basis. Rising technology and regulatory costs, succession issues, increasing consumer demand for more and more sophisticated products will start negatively affect the ability for smaller service providers to survive and thrive.

The Group’s Healthcare Business is the only party in Hong Kong with the network size, decades long operating knowledge and experience and leadership to provide a credible solution for these smaller players going forward.

The Group holds a 4% equity interest in HCMPS. The Group, through one of its subsidiaries, holds 100% of the management control in HCMPS. Convoy Global, through one of its subsidiaries, holds a controlling equity stake in HCMPS.

Public Release
March 2023

Section 8

FinTech Business

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March 2023

Section 8: FinTech Business

A. Introduction

Financial technology, or FinTech, businesses globally are driving innovation in financial services and changing the nature and end-user expectations for financial services customers. Through its FinTech Business, the Group has made a number of investments into businesses that are active in various parts of the FinTech industry.

The FinTech Business’ objective is to create value for the Group on three fronts:

●	Building long-term FinTech franchises in Hong Kong using business models, operations and technologies tested in more matured markets.

●	Supporting and capturing synergies with the Group’s businesses.

●	Financial return from its investments.

B. Summary of FinTech Investments

Since 2016, the Group has become one of the leading names in the corporate FinTech investment sector through the following key investments.

Investment	Description	Initial Investment Date

	UK digital challenger bank offering a full suite of products across savings and lending	2018 (unrealized)
	Global technology driven currency exchange and international payments company. Formerly CurrencyFair	2018 (unrealized)
	US digital health insurance company	2016 (unrealized)
	UK digital wealth management platform	2016 (realized)

1.	Tandem Money

Business Summary

Launched in 2014 as one of the original challenger banks, Tandem Money Limited (“Tandem”) is a UK integrated digital bank providing customers with a range of mortgage and savings products. In 2022, Tandem Money merged with UK lender Oplo Holdings Limited (“Oplo”).

Following the completion of the merger, Tandem is a profitable digital bank with significant scale. The combined business has more than £2 billion in assets, a loan book of more than £1.2 billion, close to £1.8 billion in customer deposits and a growing customer base of over 263,000 customers serviced by a UK-based team of 500 people.

The combined company offers a range of consumer lending products including first and second charge mortgages, home improvement loans, car finance and personal lending, building on the combined lending capabilities of both Oplo and Tandem.

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March 2023

Tandem Money: Business Opportunity

The combination of Tandem and Oplo has resulted in a profitable and well-capitalized UK focused lending and savings institution with a broad and balanced range of specialist financial products and services.

The next step of Tandem’s strategic journey is to become the leading digital greener and fairer consumer FinTech company. The aim is to serve 1 million customers through a suite of purpose-led greener and fairer products. Tandem will leverage its existing savings, mortgage and climate-friendly home improvement lending products to offer customers additional greener financial choices. Tandem will build on Oplo’s expertise in lending to offer customers fairer financial choices, focused on the estimated 26 million ‘new mainstream’ customers whose lending needs are underserved by the traditional high street banks.

The total addressable market for social, sustainable and fairer finance is estimated to be US$ 35 trillion, driven by the increase consumer scrutiny on the use of their money, as well as increasing regulatory requirements in relation to emissions, diversity and financial inclusion.

Tandem Money: Investment Details

Since 2018, the FinTech Business has invested in Tandem.

The largest shareholder of Tandem is Pollen Street Capital, a leading European investment manager, focused on investing into high growth financial and business services companies.

The investment into Tandem is currently carried at a cost of over US$ 14 million. The Group has one observer on the board of Tandem.

Tandem Money: Benefits to the Group

As part of its investment into Tandem, the Group gained ownership of Tandem Money Hong Kong Limited, a previously wholly owned subsidiary of Tandem. The Group is re-branding this entity to AGBA Money, a health and wealth management platform that serves as a gateway to expand the Group’s market share by acquiring new members through digital channels while enhancing user experience.

The Group will continue to work closely with the Tandem team in adding features proven in the U.K. to enhance customer acquisition and engagement in Hong Kong, especially in its Lending Business.

2.	Zai (formerly known as CurrencyFair)

Business Summary

Founded in 2010 as CurrencyFair Limited (“CurrencyFair”), an Ireland based global cross-border payments FinTech that serves individuals and businesses with international payments and currency exchange through its proprietary global platform. In 2021, CurrencyFair merged with Australia based Assembly Payments Limited (“Assembly”), whose platform automates complex payment workflows. Following the merger, the business re-branded to Zai.

Zai: Business Opportunity

The strategy of Zai is to focus primarily on the B2B market and expand its current service offering (payments and global accounts, automated payment workflows) and develop a complete suite of integrated financial services. Zai will be focused on developing its full stack FinTech capability in selected geographical markets and selected industries, leveraging its existing strength in Australia and other key markets.

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March 2023

Global e-commerce sales accelerated as businesses and consumers increasingly looked to the digital marketplace during the COVID-19 pandemic. A substantial number of these transactions take place between continents and markets, resulting in cross border digital payments becoming more complex and requiring workflows that involve many steps, systems and interactions. Corporate clients are also increasingly demanding more value-added services from their payment providers, to consolidate all aspects of their payment value chain within a seamless and cost-efficient offering that meets domestic and cross border payment flow needs. This results in a total addressable market of US$ 1.9 trillion (global payments revenue in 2021).

The combination of Zai and Assembly Payments will enable their customers to easily access, build, connect, and use any payment service from within their existing business operations without any of the technical, compliance or geographical complexities associated with traditional financial services offerings. The merged proposition will focus on five core capabilities – payments, global payment accounts, partner ecosystem, lending and settlement, and services – to grow its business.

The combined company will focus on addressing key pain points including the fragmentation of payment ecosystems, the complexity of implementing different payment ecosystems from a technical, operational, financial, and regulatory perspective, privacy and security of data, and cross-border e-commerce for multi-market and multi-currency collection requirements.

Zai: Investment Details

Since 2018, the FinTech Business has invested in Zai. The Group has one observer on the board of Zai.

The largest shareholder of Zai is Standard Chartered Ventures, as digital payments is a core strategic area for Standard Chartered Bank.

The investment into Zai is currently carried at a cost of over US$ 5 million.

Zai: Benefits to the Group

Managing customer payments makes up an important element of the service proposition of the Group across various industries. The Group anticipates that with the opening up of the GBA, there will be a considerable future need to manage cross-border payments, both within the Group, as well as with and for customers of the Group.

The Group is working closely with the Hong Kong-based team of Zai to explore opportunities to work together in this area.

Public Release
March 2023

3.	Oscar Health

Business Summary

Founded in 2012, Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform. Headquartered in New York City, Oscar offers Individual & Family, Small Group and Medicare Advantage plans, to more than 1 million members (as of December 2022, growing 93% from about 598,000 members as of December 2021). During 2022, Oscar generated about US$ 6.8 billion in premiums (up 99% compared to the 2021).

It offers its full stack technology platform, +Oscar, to others within the provider and payor space to help them improve efficiency, growth and superior engagement with their members and patients. +Oscar is a scalable, cloud-hosted technology that provides an integrated, end-to-end platform enabling real-time insights and equipped with intuitive tools that are easily configurable by non-technical users.

Oscar Health: Business Opportunity

Oscar’s near-term strategy is (i) to achieve profitable operations (starting in 2023), (ii) to modestly grow its business while improving margins and (iii) to accelerate the +Oscar product to power more of the US healthcare system with its tech stack.

The first leg of its near-term strategy, achieving profitability, will be pursued by fine-tuning its pricing strategies and balancing growth and profitability goals, as well as by administrative savings.

The second leg is to modestly grow its existing insurance business, but more importantly improve its margins.

The third leg of its near-term strategy is to monetize its technology platform. The +Oscar platform has the ability to deliver solutions that represent potential multi-billion dollar industries, such as benefits management, claims processing, virtual care and healthcare data analytics. Oscar is already generating substantial revenue through fee-based arrangements with external providers and payors.

Oscar Health: Investment Details

In 2016, the FinTech Business invested over US$ 20.0 million in Oscar.

On March 5, 2021, Oscar completed its Initial Public Offering on the New York Stock Exchange (ticker: OSCR), raising about US$ 1.4 billion (at an offer price of US$ 39.00 per share).

Oscar Health: Benefits to the Group

The Group is undertaking a comprehensive upgrade of its Healthcare Business operational and technological capabilities. It has developed a close relationship with the team at Oscar that is overseeing the opening up of the +Oscar platform.

The Group is exploring various +Oscar capabilities and modules that will be applicable to the Hong Kong market.

Public Release
March 2023

4.	Nutmeg

Business Summary

Launched in 2012, Nutmeg Saving and Investment Limited (“Nutmeg”), was one of the U.K.’s leading independent digital wealth managers. Since its launch, Nutmeg became one of the most successful digital challengers in the British wealth management market. It built up a customer base of over 140,000 investors and amassed over £3.5 billion of AuM.

Nutmeg offered a variety of Individual Savings Accounts (tax-efficient wrappers in which one can buy, hold and sell investments), pensions and general investment accounts through a range of investment styles, combining active and passively managed exchange-traded funds (ETFs).

Realization

In June 2021, JPMorgan Chase announced that it had entered into an agreement to acquire Nutmeg, subject to regulatory approval. The transaction was completed in September 2021 and with cash proceeds to the Group, which was the largest shareholder of Nutmeg, of about US$ 187 million, resulting in a realized gain on investment of approximately US$ 139 million.

Benefits to the Group

Other than the substantial gain on investment from the sale of Nutmeg, the Group greatly benefited from the strategic relationship that it developed with Nutmeg. As the Group embarks on the further development of AGBA Money, which will involve similar digital wealth offerings and strategies as Nutmeg, the lessons learnt from Nutmeg have very much shaped the Group’s strategy in the areas of product development and customer acquisition.

C. FinTech Investments Outlook

Following the successful monetization of the Group’s investment into Nutmeg at a sizeable gain, the remainder of the Group’s FinTech investment portfolio includes businesses that have recently seen major capital contributions from its largest shareholders. All investee companies have large addressable markets, ambitious strategic plans and are driven by capable management teams. All investee companies are either profitable or have established a clear path to near-term profitability.

The Group does not only expect to make financial gains from its FinTech Business, but also derive substantial knowledge transfers from its investee companies, supporting the development and growth of the Group’s new business models.

Public Release
March 2023

Section 9

Key Supporting Infrastructures

Public Release
March 2023

Section 9: Key Supporting Infrastructures

Summary of Key Supporting Functions

The Group has made substantial investments over the years to create a layer of supporting functions that forms a primary component of the Platform Business.

The Group has built a state-of-the art operational and technological infrastructure supporting a wide range of financial and non-financial products and services that is not easily replicated due to both its size and complexity. The key supporting functions enable the Platform Business to operate and make its infrastructure available to internal (the Group’s Distribution Business) as well as external distribution partners.

The Group’s key supporting functions include:

●	Digital and Technology Department (“DTD”).

●	Service and Operations Department (“SOD”).

●	Marketing Department (“MKT”).

●	Risk Management Department (“RMD”).

●	Human Resources Department (“HRD”).

●	Legal and Compliance Department (“LCD”).

●	Internal Audit Department (“IAD”).

A. Digital and Technology Department

DTD has identified four overall technology goals for the Group:

●	Improving the customer experience and front-to-end efficiency through further digitalization.

●	Integrating the wealth and health platform.

Public Release
March 2023

●	Improving data accuracy and availability for analytics, cross-selling and other marketing purposes.

●	Developing additional customer solutions in wealth management (AGBA Money, etc.)

Digitalization is a core part of the Group’s overall technology roadmap. The Group has invested significant resources in designing and implementing a digital transformation journey across key entities of the Group.

With a clear roadmap for the Group’s overall digital transformation, the is also reviewing existing operational workflows to adopt new approaches in digitizing its operations for improved customer experience, cross-selling opportunities, as well enhanced controls and supervision (of regulated activities).

Building on current strengths, combined with the start-up mind-set and speed of execution, the Group can redesign the various customer journeys and offer customers an integrated experience to help its businesses drive customer acquisition and engagement.

With the objective to achieve a more holistic understanding of its customers, DTD will also support the development of consolidated data hubs with advanced analytics tools to create 360-customer views. This will help to build a sound foundation of customer data and define a better engagement strategy to unlock customer values.

The digital transformation journey is expected to create one single consolidated data source within the Group with clean and integrated customer data. Creating a 360-degree-customer view will build a solid foundation for identifying customer needs, cross-selling and monetization in the long-run. Going forward, we will further develop lead management tools to help us more effectively allocate our resources, thereby further increase our customer acquisition and conversion rates.

B. Service and Operations Department

SOD manages the operating engine that supports the Platform Business and Distribution Business. With a large team of over 100 staff, residing in Hong Kong and Shenzhen, SOD provides high quality support to the Group’s sales staff and end-customers.

SOD is at the core of the services provided by the Group’s Platform Business, as it is involved in both servicing the end-customer, as well as the Group’s internal and external distribution partners, across all of the Group’s products and services.

Public Release
March 2023

Across the various areas where SOD is the key support provider, SOD focuses on (i) improving the Group’s overall operational efficiency, (ii) enhancing Group customer journeys and (iii) enforcing Group governance and operational controls. It is organized accordingly into Business Processing (operational efficiency), Hong Kong Operations (customer support) and Risk and Control (governance).

As it relates to operational efficiency, SOD has built and manages a complex operational platform, that incorporates streamlined sales application submission processes optimized for cost-effectiveness and performance. It constantly strives to simplify, standardize and automate workflows and processes to make it easier and faster to do business across all business models and channels. Concurrently, it aims to maximize the opportunity for self-service and minimize the need for staff intervention. With experience, many outdated and unnecessary processes have been removed, improving the overall quality and speed of SOD’s processing operations. All these changes and improvements have led to an efficient operational infrastructure that is relative low cost and can rapidly respond to changes in the key business units’ requirements.

In customer journey management, SOD operates a Distributor Care Centre and Customer Care Centre to handle applications, enquiries, complaints, and operations-related communication for distributors and end-clients. SOD delivers a consistent and compelling professional experience for both end-customers, as well as Business Platform partners, based on a customer-centric approach: focused on the specific needs of each customer and partner.

In terms of governance and operational controls, SOD works closely with the Group’s Risk Management Department to enforce regulatory requirements in relation to systems, workflows and control processes.

Public Release
March 2023

C. Marketing Department

Right after the listing on Nasdaq, the Group’s marketing team launched the AGBA integrated marketing campaign with the goal of becoming the market-leading health and wealth platform. Insights from studies have shown that Hong Kong and China both have the highest work pressure and lowest happiness, and it is noticeable that the pursuit of wealth comes at the cost of health in the Asian region. Inspired by this consumer truth, the Group launched a comprehensive campaign to introduce AGBA as the revolutionary platform to solve the inherent wealth and health issues in the region. To build true brand relevance, the team has released a branded film to shine a light on the region’s “health and wealth gaps” with thought-provoking content to connect with local consumers. The campaign became the talk-of-the-town, has successfully gained consumers awareness and consideration towards AGBA while capturing industry attention in this saturated and crowded market.

AGBA Integrated Marketing Campaign 2022

Brand film: https://www.youtube.com/watch?v=KYheh9ftqmE

Public Release
March 2023

The campaign delivered outstanding results, in particular at the digital marketing front, generating great awareness with over 22M impressions and 40,000 hours played with total reach over 5M. In particular, the video is regarded by YouTube as “performing extremely well”, with view duration at over 74% (50-60% regarded as good already)i, which reflects extremely high engagement as quoted from the official information from YouTube.

Research conducted by the renowned independent third-party market research company Nielsen also supported the campaign success:

(a)	Around half of the respondents are aware of the AGBA campaign.ii

(b)	Among those who are aware of the Campaign, around half of the respondents agree AGBA can help them to manage health and wealth easily after watching the AGBA brand filmiii, and claim they will take positive actions after watching AGBA ad, like browsing AGBA official website and understand or consider using AGBA products and services. (Chart 1)

OnePlatform won at Hong Kong Leaders' Choice 2023 by Metro Finance

One of our key business brands, OnePlatform, has been honored with the Excellent Brand of Financial Business Solution Platform Award at Hong Kong Leaders' Choice 2023 by Metro Finance. The award is a testament to our unwavering commitment and hard work reinforcing the market leadership position of OnePlatform.

Public Release
March 2023

Appendix

Chart 1 - Actions after watching AGBA Ad

Source: AGBA Post-Campaign Study 2023 conducted by NielsenIQ in January 2023

Base: All respondents (n=1,000)

[1]	On average, a good average view duration should be between 50 to 60%. And videos with 70% or higher are performing extremely well.

Average view duration - YouTube Video Tutorial - LinkedIn

https://www.linkedin.com/learning/learning-youtube-analytics

[1]	48% out of 1,000 respondents, who are general public aged 18 – 64, are aware of the AGBA campaign.

[1]	45% out of 1,000 respondents, who are general public aged 18 – 64, agree AGBA can help them to “manage health and wealth easily” after watching the AGBA brand film.

Public Release
March 2023

D. Risk Management Department

As a diversified financial services company serving a large clientele in Hong Kong and Mainland China, the Group must operate at the highest standards in compliance, risk management, data privacy and cybersecurity.

With the advice and assistance from world-leading consulting firms including McKinsey & Company, FTI Consulting and Mazars, the Group built a strong foundation to ensure its internal control policies, procedures and systems are of the highest possible standard.

The Group appointed a Group Chief Risk Officer in 2021, under whose leadership the Group’s risk management framework has been further developed and enhanced.

The core elements of the Group’s risk management framework include:

●	Efficient governance structure.

●	On-the-ground risk identification.

●	Comprehensive inventory of policies and procedures.

●	Strong risk culture.

Efficient governance structure

The Group has a simple and well-defined governance infrastructure, comprising the Executive Committee (“ExCo”), Product Committee (“PCO”) and Risk Management Committee (“RMC”).

The ExCo reports to the Board and is responsible for the execution and implementation of the Group’s strategy and management of group operations. It oversees the Group operating and financial performance, assesses and controls of risks, prioritizes and allocates resources, and develops and recommends to the Board, if necessary, related policies.

The ExCo members include Group CEO (Ng Wing Fai) and Group COO (Wong Suet Fai, Almond Wong). Reporting to the ExCo, the PCO provides oversight and governance in relation to all financial and non-financial products that the Group carries. The PCO approves the products of the Group and provides pre-assessment of significant risks associated with the launch of new product or services or structural changes of existing products and services. The PCO provides a framework for a robust and responsible product design and distribution system, reviewing the product portfolio, approving the launch of new products within the Group’s risk appetite and the use of additional distribution channels for product sale.

The PCO is chaired by one of the ExCo members (Wong Suet Fai, Almond) and consists of representatives from different specialist functions including products, legal and compliance, finance, operations, IT and business owners. The Product Committee meets regularly to meet the demands of the fast-changing environment. Any significant issues identified are escalated to the ExCo.

The RMC assists the ExCo to deal with all risks related issues for its oversight of the effectiveness of the risk management framework. It oversees and reviews the development and effectiveness of the Group’s risk management framework, including the allocation of resources to implement such a framework. On an ongoing basis, it reviews potential changes in the nature and extent of the specific risks faced by the Group and its ability to respond to changes in the business and external environment. It reviews and recommends for the ExCo’s approval the Group’s risk appetite, taking into account relevant risks and prevailing and prospective market and economic conditions. It also oversees the implementation of risk management policies and the compliance with the respective statutory rules and regulations.

Public Release
March 2023

The RMC is chaired by one of the ExCo members (Jeroen Nieuwkoop) and its quarterly meetings are attended by members of all major supporting functions as well as business units.

On-the-ground risk identification

Effective risk management requires strong teamwork and open communications to identify potential risks early. The Group has appointed Risk Champions for each business unit that are central to on the ground risk identification.

The key duties and responsibilities for the Group’s Risk Champions are:

●	Encourage and monitor the implementation of risk management across all business units in line with the Group’s strategic plan and objectives and risk management policies.

●	Provide support and recommend actions related to risk management through the identification of short- and long-term significant business unit risks.

●	Follow up on mitigation plans and prepare business unit management report for submission to the RMC on a regular basis.

●	Coordinate with relevant business units and the Risk Management Department on Group business continuity management.

●	Help increase risk management awareness of all employees.

Risk Champions are an important element of the overall risk management infrastructure by providing guidance and support to manage risks on a business unit level.

Comprehensive inventory of policies and procedures.

A comprehensive set of policies, procedures, guidelines and manuals (“Policy Documents”) support the staff of the Group to carry out the Group’s business activities in a consistent and compliant way.

Requirements for the production and control of these documents are captured in the Group Production and Control Policy (“GPCP”). The GPCP describes the levels of Policy Documents (Group, legal entity or departmental) and associated review and sign-off requirements. The policy coordination office (“PCO”) maintains a register of all Policy Documents and ensures that the GPCP requirements are followed.

All of the Group’s Policy Documents are categorized into 10 Group Specified Risk Policies (“GSRP”) that highlight the key risk areas for the Group. ExCo members and business unit heads are aware of the GSRP and associated Policy Documents that are relevant to their respective domains.

In total, the Group has more than 100 policies, procedures and guidelines in place to effectively guide its business activities and ensure regulatory compliance.

Public Release
March 2023

Strong risk culture

Efforts and investments in risk management policies, procedures and systems can produce the right results if all staff embrace a “risk aware” culture.

The Group’s risk infrastructure is supported by a strong first (business unit Risk Champions), second (monitoring on implementation of policies and procedures by the compliance team) and third (regular audits conducted by the internal audit team) line of defense.

The Group has also put in place a rigorous compliance training program to strengthen the awareness and skills of all the staff. There are two categories of compliance training. The first category is the mandatory induction training for all new hires (staff and financial advisors) within the Group. The second category is the on-going compliance trainings provided to staff by specific specialization.

Given the Group is in the business of providing diversified financial services to both retail and corporate customers, managing risks related to anti-money laundering and counter-terrorist financing is of key importance to the Group. All new hires are required to complete comprehensive online training courses related to these topics upon joining the Group. Regular follow-up sessions are also conducted on bi-annual basis.

The Group is dedicated to uphold the highest standards and best practices to ensure the development of a company-wide risk culture.

F. Human Resources Department

The Group’s businesses are highly complex. The Group employs a lot of staff through various operating companies. Staff costs tend to be substantial and is the second most significant expense across the Group.

The long–term growth and success of the Group therefor critically depends on its ability to attract and retain competent and empowered people working together across the Group. The Group recruits, trains and compensates people according to a strategy that aims to organize and grow its businesses effectively. The Group accelerates development of its people, grows and strengthens its leadership capabilities and enhances employees’ performance through strong engagement.

The Group’s people strategy focuses on three fundamentals: attracting and retaining the right talents, role model leadership and the creation of a unique corporate culture.

To ensure everyone at the Group can feel empowered to make a difference and drive business performance, the Group is proactive in creating an open communication environment. For example, the Group hosts a monthly “Mission Updates” with the entire organization to share business directions, project progress and receive employees’ feedback. “Better Monday” meetings are organized to gather experts from different departments to share some effective technical skills to improve work efficiency by sharing their use of tools, technologies and useful tips. The “Thirsty Thursday” series is another successful example of the Group’s continuous engagement with its people – the Group organizes lectures and discussions with its people on a wide range of subjects from blockchain, design thinking to machine learning.

The Company is also leading the industry with its “Mini-MBA” program in collaboration with the Business School of The Chinese University of Hong Kong for employees to cultivate business acumen and strengthen their leadership competency. This unique collaboration between a financial institution and a university has turned out to be a great success. Three classes have been organized in 18 months, with over 120 staff enrolled.

Public Release
March 2023

Nurturing FinTech talent

To foster the Group’s FinTech Business and build a strong following of the Group at universities, the Group launched a talent nurturing platform, FINSPIRE (derived from ‘Finance’ + ‘Inspire’). This initiative to inspire Hong Kong's young people’s entrepreneurship skills and growth mindsets. It targets graduates with two to three years of working experience (aged between 18 to 25) with strong career aspirations in the FinTech industry.

With the support of Hong Kong Cyberport and Microsoft, the Company held the inaugural FINSPIRE Online Hackathon on 27 - 29 March 2020. More than 160 university students in 31 teams enrolled globally – making FINSPIRE Hong Kong’s largest online hackathon exclusively for university students. FINSPIRE received numerous accreditations in the FinTech industry.

Apart from making the Hackathon a recurring event, the Group is engaging more students through a series of networking events and training programs that demonstrate the Company’s commitment in nurturing Hong Kong’s young talents.

The Company launched its Graduate Trainee Program in 2019, a 18-month training program that offers Hong Kong’s young talents a chance to work in three to four departments to horn their business and management skills. In 2020, the Group further launched a Management Associate Program, a 24-month training program with department rotation and action learning projects that aims to build a solid talent pipeline for sustainable long-term business growth and future development needs.

High-Flyer Development Program has been designed to accelerate the leadership capability of the young talents and build a pipeline for longer term succession planning for key leadership positions. Executive shadowing, strategic projects participation and job rotation opportunities will be offered to equip them with essential skills to be a future leader.

Commitment to the long-term

Against the current difficult operating environment under the COVID pandemic, senior management and executive directors volunteered to reduce their compensation by 10% to 30%. The willingness of making personal sacrifices in tough times demonstrates the long-term commitment of the Group’s leadership team.

The Company has invested substantial amounts in talent development with well-received feedback and recognition. Executive Directors and the senior management team shared the same mission of building the Group into a truly professional institution with significant business result through a robust talent development strategy. Going forward, the Group is dedicated to investing more to groom the talents and ignite the capacity of the Group’s staff to drive success.

Public Release
March 2023

G. Legal and Compliance Department

LCD, in cooperation with the Risk Management Department and the Risk Management Committee proactively mitigates exposure to fines and the reputational and commercial risk of being non-compliant.

LCD monitors key operational risks and promptly distributes updates on regulatory changes to relevant business units, so that new regulatory obligations can be factored into processes proactively and relevant Policy Documents are updated accordingly. It checks annually with policy owners to ensure that Policy Documents are up to date and reflect the current regulatory environment.

LCD also provides important support in terms of reviewing and drafting contracts and agreements with the Group’s business and distribution partners.

H. Internal Audit Department

The Group’s IAD function carries out the analysis and independent appraisal of the adequacy and effectiveness of its risk management and internal control systems. The IAD team conducts quality assurance reviews on regular basis. IAD reports to the Audit Committee, which ensures that the internal audit function is adequately resourced and has appropriate standing with the Group. The Audit Committee further reviews and monitors the IAD’s effectiveness to ensure that the information provided to the board of directors and shareholders is accurate and reliable.

Under the leadership of the new head of IAD (Lee Wei Wei), a detailed rolling five-year audit plan has been developed and approved by the Audit Committee, including multiple audits of key business units of the Group.

Public Release
March 2023

Appendices

Public Release
March 2023

Appendix A – Snapshots of the Group Events and Campaigns

Marketing Campaigns

AGBA Corporate Launch (Nasdaq Listed)

AGBA Brand Launch

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March 2023

TVC

Public Release
March 2023

Awards

The Excellent Brand of Financial Business Solution Platform Award at Hong Kong Leaders' Choice 2023 by Metro Finance

2022 OnePlatform Elite Awards Presentation

2022 OnePlatform Client Seminar (Aug)

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March 2023

Company Events 2022 - 2023

2022 Nasdaq Bell Ringing Ceremony

Business Partners Luncheon	Halloween Party	Christmas Party

Annual Kick-off Meeting	AGBA | FOCUS – CNY Kick-off Ceremony	AGBA CNY Lion Dance Ceremony

AGBA | FOCUS – Let’s Goal Party	Townhall

Public Release
March 2023

Corporate Social Responsibility 2022

Pet Adoption Day x LAP	Short sightedness among underprivileged school children	Corporate Blood Donation

Hong Kong Cancer Fund Dress Pink Day	Coastline Cleaning Day	Ocean Park Conservation Foundation Flag Day

Hong Kong Insurance Charity Day	Moon Cake Donation

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March 2023

AGBA Media Interview & Coverage 2022 – 2023

Joint media interview with HPE on IT Pro Magazine	Customer Success Story by Microsoft

Nasdaq Listing Media Coverage

Public Release
March 2023

One Platform Media Interview & Coverage 2022 - 2023

Media interview	Pet Adoption Day

Joint media interview with OnePlatform and CPIC

OnePlatform Press Interview

Public Release
March 2023

Joint Press release and media coverage with Dynatrace

Newsjacking - OnePlatform’s comments to the 2023 Budget